EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           THE NEW HAVEN SAVINGS BANK

                                       AND

                          CONNECTICUT BANCSHARES, INC.

                                       AND

                         THE SAVINGS BANK OF MANCHESTER

                                   DATED AS OF

                                  JULY 15, 2003



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                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER

ARTICLE I

            CERTAIN DEFINITIONS

            1.1   Certain Definitions . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II

            THE MERGER AND THE CONVERSION

            2.1   The Merger . . . . . . . . . . . . . . . . . . . . . . . . .10
            2.2   The Bank Merger. . . . . . . . . . . . . . . . . . . . . . .10
            2.3   Effective Time . . . . . . . . . . . . . . . . . . . . . . .10
            2.4   Certificate of Incorporation and Bylaws . . . . . . . . . . 10
            2.5   Directors and Officers of Surviving Corporation . . . . . . 10
            2.6   Directors and Officers of Surviving Bank . . . . . . . . . .10
            2.7   Additional Actions . . . . . . . . . . . . . . . . . . . . .11
            2.8   Effects of the Merger . . . . . . . . . . . . . . . . . . . 11
            2.9   Possible Alternative Structures . . . . . . . . . . . . . . 11
            2.10  The Conversion . . . . . . . . . . . . . . . . . . . . . . .11

ARTICLE III

            CONVERSION OF SHARES AND OPTIONS

            3.1   Merger Consideration . . . . . . . . . . . . . . . . . . . .12
            3.2   Dissenters' Rights. . . .  . . . . . . . . . . . . . . . . .13
            3.3   Procedures for Exchange of Connecticut
                  Bancshares Common Stock and Options . . . . . . . . . . . . 14

ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF CONNECTICUT BANCSHARES AND SBM

            4.1   Capital Structure . . . . . . . . . . . . . . . . . . . . . 16
            4.2   Organization, Standing and Authority of Connecticut
                  Bancshares . . . . . . . . . . . . . . . . . . . . . . . . .17
            4.3   Ownership of Connecticut Bancshares
                  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .17
            4.4   Organization, Standing and Authority of Connecticut
                  Bancshares Subsidiaries . . . . . . . . . . . . . . . . . . 18
            4.5   Authorized and Effective Agreement . . . . . . . . . . . . .18



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            4.6   Securities Documents and Regulatory Reports . . . . . . . . 19
            4.7   Financial Statements . . . . . . . . . . . . . . . . . . . .20
            4.8   Material Adverse Change . . . . . . . . . . . . . . . . . . 21
            4.9   Environmental Matters . . . . . . . . . . . . . . . . . . . 21
            4.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . 23
            4.11  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . 24
            4.12  Compliance with Laws . . . . . . . . . . . . . . . . . . . .25
            4.13  Certain Information . . . . . . . . . . . . . . . . . . . . 25
            4.14  Employee Benefit Plans . . . . . . . . . . . . . . . . . . .26
            4.15  Certain Contracts . . . . . . . . . . . . . . . . . . . . . 29
            4.16  Brokers and Finders . . . . . . . . . . . . . . . . . . . . 30
            4.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 30
            4.18  Properties . . . . . . . . . . . . . . . . . . . . . . . . .31
            4.19  Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
            4.20  Certain Transactions . . . . . . . . . . . . . . . . . . . .31
            4.21  Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . 32
            4.22  Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . .32
            4.23  Required Vote; Inapplicability of Anti-takeover Statutes . .33
            4.24  Material Interests of Certain Persons . .  . . . . . . . . .33
            4.25  Joint Ventures . . . . . . . . . . . . . . . . . . . . . . .33
            4.26  Intellectual Property . . . . . . . . . . . . . . .  . . . .33
            4.27  Disclosures . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF NHSB

            5.1   Capital Structure . . . . . . . . . . . . . . . . . . . . . 34
            5.2   Organization, Standing and Authority
                  of NHSB . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            5.3   Authorized and Effective Agreement . . . . . . . .  . . . . 35
            5.4   Financial Statements . . . . . . . . . . . . . . .  . . . . 36
            5.5   Material Adverse Change. . . . . . . . . . .  . . . . . . . 37
            5.6   Tax Matters. . . . . . .  . . . . . . . . . . . . . . .  . .37
            5.7   Legal Proceedings . . . . . . . . . . . . . . . . .  . . . .38
            5.8   Compliance with Laws  . . . . . . . . . . . . .  . . . . . .38
            5.9   Brokers and Finders  . . . . . . . . . . . . . . .  . . . . 39
            5.10  Disclosures. . . . . . . . . . . . . . . . . . . . . . . . .39
            5.11  Financial Ability . . . . . . . . . . . . . . . . . . . . ..39

ARTICLE VI

            COVENANTS OF CONNECTICUT BANCSHARES AND SBM

            6.1   Conduct of Business . . . . . . . . . . . . . . . .  . . . .39
            6.2   Current Information . . . . . . . . . . . . . . . .  . . . .44


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            6.3   Access to Properties and Records . . . . . . . . .  . . . . 45
            6.4   Financial and Other Statements . . . . . . . . . .  . . . . 45
            6.5   Maintenance of Insurance . . . . . . . . . . . . . .  . . . 46
            6.6   Disclosure Supplements. . . . . . . . . . . . . . . . . . . 46
            6.7   Consents and Approvals of Third Parties. . . . . . .  . . . 46
            6.8   Reasonable Best Efforts . . . .  . . . . . . . . . . . . . .46
            6.9   Failure to Fulfill Conditions . . . . . . . . . . .  . . . .47
            6.10  Acquisition Proposals. . . . . . . . . . . . .  . . . . . . 47
            6.11  Board of Directors and Committee Meetings . . . . .  . . . .48
            6.12  Reserves and Merger-Related Costs. . . . . . . . .  . . . . 49
            6.13  Transaction Expenses of Connecticut
                  Bancshares . . . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE VII

            COVENANTS OF NHSB

            7.1   Disclosure Supplements . . . . . . . . . . . . . .  . . . . 50
            7.2   Consents and Approvals of Third Parties. . . . . . . . . . .50
            7.3   Reasonable Best Efforts. . . . . . . . . . . . . . . . . . .50
            7.4   Failure to Fulfill Conditions . . . . . . . . . . .  . . . .50
            7.5   NEWCO Organizational Documents . . . . . . . . . . . . . . .50
            7.6   Employees and Employee Benefits . . . . . . . . . . . . . . 51
            7.7   Directors and Officers Indemnification and Insurance . . . .53
            7.8   Connecticut Bancshares Main Office. . . . . . . . . . . . . 55
            7.9   Charitable Foundation. . . . . . . . . . . . . . . . . . . .55
            7.10  Directorships. . . . . . . . . . . . . . . . . . . . . . . .55
            7.11  Maintenance of SBM Liquidation Account. . . . . . . . . . . 55

ARTICLE VIII

            REGULATORY AND OTHER MATTERS

            8.1   Connecticut Bancshares Special Meeting . . . . . . . . . . .55
            8.2   Proxy Statement  . . . . . . . . . . . . . . . . . . . . . .56
            8.3   NHSB Conversion . . . . . . . . . . . . . . . . . . . . . . 57
            8.4   Regulatory Approvals . . . . . . . . . . . . . . .  . . . . 58
            8.5   Compliance with Anti-Trust Laws . . . . . . . . . .  . . . .59
            8.6   Execution of Bank Merger Agreement . . . . . . . .  . . . . 59

ARTICLE IX

            CLOSING CONDITIONS

            9.1   Conditions to Each Party's Obligations under
                  this Agreement . . . . . . . . . . . . . . . . . . . . . . .59


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            9.2   Conditions to the Obligations of NHSB
                  under this Agreement . . . . . . . . . . . . . . . . . . . .60
            9.3   Conditions to the Obligations of Connecticut Bancshares
                  under this Agreement . . . . . . . . . .  . . . . . . . . . 61

ARTICLE X

            THE CLOSING

            10.1  Time and Place . . . . . . . . . . . . . . . . . . . . . . .62
            10.2  Deliveries at the Closing . . . . . . . . . . . . . . . . . 62

ARTICLE XI

            TERMINATION, AMENDMENT AND WAIVER

            11.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . 62
            11.2  Effect of Termination . . . . . . . . . . . . . . .  . . . .65
            11.3  NHSB Special Payment. . . . . . . . . . . . . . . . . . . . 66
            11.4  Amendment, Extension and Waiver . . . . . . . . . .  . . . .68

ARTICLE XII

            MISCELLANEOUS

            12.1  Confidentiality . . . . . . . . . . . . . . . . . .  . . . .68
            12.2  Public Announcements . . . . . . . . . . . . . . .  . . . . 68
            12.3  Survival . . . . . . . . . . . . . . . . . . . . .  . . . . 68
            12.4  Notices . . . . . . . . . . . . . . . . . . . . . .  . . . .69
            12.5  Parties in Interest . . . . . . . . . . . . . . . .  . . . .69
            12.6  Complete Agreement . . . . . . . . . . . . . . . .  . . . . 70
            12.7  Counterparts . . . . . . . . . . . . . . . . . . .  . . . . 70
            12.8  Severability . . . . . . . . . . . . . . . . . . .  . . . . 70
            12.9  Governing Law . . . . . . . . . . . . . . . . . . .  . . . .70
            12.10 Interpretation . . . . . . . . . . . . . . . . . .  . . . . 70
            12.11 Specific Performance . . . . . . . . . . . . . . .  . . . . 70

Exhibit A Plan of Liquidation . . . . . . . . . . . . . . . . . . . . . . . .A-1
Exhibit B Bank Merger Agreement . . . . . . . . . . . . . . . . .  . . . . . B-1
Exhibit C Form of Voting Agreement . . . . . . . . . . . . . . . .  . . . . .C-1
Exhibit D-1 Form of Termination and Release Agreement. . . . . . . . . . . .D1-1
Exhibit D-2 Form of Termination and Release Agreement. . . . . . . . . . . .D2-1
Exhibit E Form of Non-Competition Agreement. . . . . . . .  . . . . . . . . .E-1


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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 15, 2003 is by and among THE NEW HAVEN SAVINGS BANK, a Connecticut-chartered mutual savings bank ("NHSB"), CONNECTICUT BANCSHARES, INC., a Delaware corporation ("Connecticut Bancshares"), and THE SAVINGS BANK OF MANCHESTER, a Connecticut savings bank and wholly-owned subsidiary of Connecticut Bancshares ("SBM").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Boards of Directors of NHSB, Connecticut Bancshares and SBM have determined that it is in the best interest of their respective companies and shareholders or depositors as the case may be, to consummate the business combination transactions provided for herein whereby, subject to the terms and conditions set forth herein;

         WHEREAS, NHSB will convert to a stock bank/stock holding company form of organization pursuant to its proposed plan of conversion (the "Plan"), and in connection therewith will form a new Delaware corporation ("NEWCO"), which shall become the parent holding company of NHSB;

         WHEREAS, Connecticut Bancshares will merge with and into an interim corporation ("Interim"), a Delaware corporation to be formed as a subsidiary of NEWCO, with Connecticut Bancshares being the surviving entity (the "Surviving Corporation") (the "Merger");

         WHEREAS, simultaneously with, or as soon as practicable after the Merger, the Surviving Corporation will be merged with and liquidated into NEWCO in accordance with a Plan of Liquidation in form and substance substantially similar to that attached hereto as Exhibit A.

         WHEREAS, prior to the consummation of the Merger, NHSB and SBM will enter into a merger agreement, in form and substance substantially similar to that attached hereto as Exhibit B (the "Bank Merger Agreement") pursuant to which SBM will merge with and into NHSB, with NHSB being the surviving entity (the "Bank Merger"), which Bank Merger shall be consummated immediately following the Merger;

         WHEREAS, all of the directors of Connecticut Bancshares have agreed, in their capacities as shareholders of Connecticut Bancshares, to vote their shares of Connecticut Bancshares Common Stock in favor of this Agreement pursuant to separate voting agreements entered into by and between each such director and NHSB prior to or on the date hereof in the form attached hereto as Exhibit C;

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the business combination transactions described in this Agreement and to prescribe certain conditions thereto.

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         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms
             -------------------
have the following meanings, unless the context otherwise requires (both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

         "ACQUISITION  AGREEMENT"  shall have the  meaning  set forth in Section
11.1.11 hereof.

         "ACQUISITION PROPOSAL" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving Connecticut Bancshares or any Connecticut Bancshares Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "ACQUISITION TRANSACTION" means any of the following (other than the transaction contemplated hereunder) involving Connecticut Bancshares or any Connecticut Bancshares Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith.

         "AFFILIATE" shall mean, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BANKING LAW" shall mean the Banking Law of Connecticut, Connecticut General Statutes ss. 36a-1 et seq., as amended.

         "BANK MERGER" shall have the meaning set forth in the recitals hereto.

         "BANK MERGER AGREEMENT" shall have the meaning set forth in the recitals hereto.

         "BANK REGULATOR" shall mean any federal or state banking regulator that regulates NHSB or SBM, or any of their respective holding companies or subsidiaries, as the case may be, including but not limited to the FDIC, the Department, and the FRB.

         "BENCHMARK PRICE" shall have the meaning set forth in Section 11.3.4 hereof.

         "BENEFIT AGREEMENT" shall have the meaning set forth in Section 7.6.3 hereof.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "BUSINESS DAY" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Connecticut are authorized or obligated to close.

         "CERTIFICATE" shall mean certificates evidencing shares of Connecticut Bancshares Common Stock.

         "CLAIM" shall have the meaning set forth in Section 7.7.2 hereof.

         "CLOSING" shall have the meaning set forth in Section 2.3 hereof.

         "CLOSING DATE" shall have the meaning set forth in Section 2.3 hereof.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY  RESTRICTED SHARE" shall have the meaning set forth in Section
3.1.4 hereof.

         "CONFIDENTIALITY AGREEMENTS" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

         "CONNECTICUT  BANCSHARES"  shall mean Connecticut  Bancshares,  Inc., a
Delaware corporation with its principal office located at 923 Main Street, Manchester, Connecticut.

         "CONNECTICUT BANCSHARES COMMON STOCK" shall mean the common stock, par value $.01 per share, of Connecticut Bancshares.

         "CONNECTICUT BANCSHARES DEFINED BENEFIT PLAN" shall have the meaning set forth in Section 4.14.3 hereof.

         "CONNECTICUT BANCSHARES DISCLOSURE SCHEDULE" shall mean a written, signed disclosure schedule delivered by Connecticut Bancshares to NHSB specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "CONNECTICUT BANCSHARES EMPLOYEE PLAN(S)" shall mean all stock option, employee stock purchase, stock bonus and any other stock-based plans, qualified pension or profit-sharing plans, any deferred compensation, non-qualified plan or arrangement, supplemental retirement, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of any of the employees or former employees or directors of Connecticut Bancshares or any Connecticut Bancshares Subsidiary, whether written or oral.

         "CONNECTICUT BANCSHARES FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of Connecticut Bancshares as of December 31, 2002, 2001 and 2000 and the consolidated statements of operations, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of Connecticut Bancshares for each of the three (3) years ended 2002, 2001 and 2000 as filed by Connecticut Bancshares in its Securities Documents, and (ii) the unaudited interim and audited annual consolidated financial statements of Connecticut Bancshares as of the end of each calendar quarter and fiscal year, respectively, following December 31, 2002 as filed by Connecticut Bancshares in its Securities Documents.

         "CONNECTICUT BANCSHARES NET INCOME" shall mean the amount set forth as net income on Connecticut Bancshares' consolidated statements of operations prepared in accordance with GAAP in a manner consistent with the preparation of the Connecticut Bancshares Financial Statements as adjusted to (i) exclude any gain or loss on sale of assets other than in the ordinary course of business, including but not limited to the sales of loans, investment securities and repossessed assets, (ii) exclude any transaction expenses paid or to be paid as a result of the Merger as detailed in Section 6.13 hereof, which have been reflected in Connecticut Bancshares consolidated statements of operations, and
(iii) exclude any additional accruals and reserves that may be established in accordance with Section 6.12 hereof.

         "CONNECTICUT BANCSHARES OPTION PLANS" shall mean the Connecticut Bancshares, Inc. 2000 Stock-Based Incentive Plan and the Connecticut Bancshares, Inc. 2002 Equity Compensation Plan.

         "CONNECTICUT BANCSHARES PENSION PLAN" shall have the meaning set forth in Section 4.14.4 hereof.

         "CONNECTICUT BANCSHARES SHAREHOLDERS MEETING" shall have the meaning set forth in Section 8.1 hereof.

         "CONNECTICUT BANCSHARES TERMINATION FEE" shall have the meaning set forth in Section 11.2.2.

         "CONNECTICUT BANCSHARES WELFARE PLAN" shall have the meaning set forth in Section 4.14.11 hereof.

         "CONTINUING EMPLOYEE" shall have the meaning set forth in Section 7.6.2 hereof.


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


         "CONVERSION" shall have the meaning set forth in Section 2.10 hereof.

         "CONVERSION PROSPECTUS" shall mean a prospectus issued by NEWCO in connection with the Offering, which meets all of the requirements of the Securities Act, applicable state securities laws and banking laws and regulations.

         "CONVERSION REGISTRATION STATEMENT" shall mean the registration statement, together with all amendments and supplements, filed with the SEC under the Securities Act for the purpose of registering shares of NEWCO Common Stock to be offered and issued in connection with the Offering.

         "CORPORATORS" shall mean the corporators of NHSB.

         "COSTS" shall have the meaning set forth in Section 11.2.3 hereof.

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "DEPARTMENT" shall mean the Connecticut Department of Banking.

         "DISSENTING SHARES" shall have the meaning set forth in Section 3.2.1 hereof.

         "DISSENTING  SHAREHOLDER"  shall have the  meaning set forth in Section
3.2.1 hereof.

         "DOJ" shall mean the United States Department of Justice.

         "EFFECTIVE DATE" shall mean the date on which the Effective Time occurs. The Effective Date shall occur as soon as practicable after the closing of the Offering.

         "EFFECTIVE  TIME"  shall mean the date and time  specified  pursuant to
Section 2.3 hereof as the effective time of the Merger.

         "ENVIRONMENTAL LAWS" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. ll0l, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq.; the Connecticut Transfer Act, Connecticut General Statutes ss. 22a-134 et seq.; and all applicable comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall have the meaning set forth in Section 4.14.3 hereof.

         "ESOP" shall have the meaning set forth in Section 6.1.2(j) hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" shall mean a bank or trust company designated by NHSB and reasonably acceptable to Connecticut Bancshares, which shall act as agent for NHSB in connection with the exchange procedures for converting Connecticut Bancshares Common Stock and Options into the Merger Consideration.

         "EXCHANGE  FUND"  shall have the  meaning  set forth in  Section  3.3.1 hereof.

         "EXECUTIVE  AGREEMENTS"  shall  have the  meaning  set forth in Section
7.6.3 hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FINAL  DIVIDEND  RECORD  DATE"  shall  have the  meaning  set forth in
Section 6.1.2(e) hereof.

         "FRB" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" shall mean accounting principles, generally accepted in the United States.

         "GOVERNMENTAL   ENTITY"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "HOLA" shall mean the Home Owners Loan Act.

         "INDEMNIFIED  LIABILITIES"  shall have the meaning set forth in Section
7.7.2 hereof.

         "INDEMNIFIED PARTIES" shall have the meaning set forth in Section 7.7.2 hereof.

         "INTELLECTUAL  PROPERTY"  shall have the  meaning  set forth in Section
4.26 hereof.

         "INTERIM" shall have the meaning set forth in the recitals hereto.

         "JOINT VENTURE" shall mean any limited partnership, joint venture, corporation, or venture capital investment.

         "LOAN  PROPERTY"  shall have the  meaning  set forth in  Section  4.9.2 hereof.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to Connecticut Bancshares or NHSB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of Connecticut Bancshares and its Subsidiaries taken as a whole, or NHSB and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of either Connecticut Bancshares, on the one hand, or NHSB, on the other hand, to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks generally, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) changes in economic conditions affecting financial institutions generally, including but not limited to changes in market interest rates or the projected future interest rate environment, and (e) the direct effects of compliance with this Agreement on the operating performance of the parties.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Laws.

         "MERGER" shall have the meaning set forth in the recitals hereto.

         "MERGER CONSIDERATION" shall mean the cash paid by NEWCO to holders of Connecticut Bancshares Common Stock and Options under Section 3.1 hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NEWCO" shall mean a Delaware corporation to be organized by NHSB pursuant to the DGCL and the Banking Law, which shall own 100% of the common stock of NHSB following the consummation of the transactions contemplated in the Plan.

         "NEWCO COMMON STOCK" shall mean the common stock, par value $0.01 per share, of NEWCO to be issued in the Offering.

         "NEW EXECUTIVE  AGREEMENTS" shall have the meaning set forth in Section
7.6.3 hereof.

         "NEW OPTION PLAN" shall have the meaning set forth in Section 7.6.2 hereof.

         "NHSB"   shall  mean  The  New  Haven   Savings   Bank,   either  as  a
Connecticut-chartered mutual savings bank or, following the Conversion, a stock savings bank, with its principal offices located at 195 Church Street, New Haven, Connecticut 06510.

         "NHSB DISCLOSURE SCHEDULE" shall mean a written, signed disclosure schedule delivered by NHSB to Connecticut Bancshares specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "NHSB FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheets (including related notes and schedules, if any) of NHSB as of March 31, 2003, 2002 and 2001 and the consolidated statements of income and cash flows (including related notes and schedules, if any) of NHSB for each of the three
(3) years ended March 31, 2003, 2002 and 2001, and the NHSB call reports as of the end of each quarter following March 31, 2003.

         "NHSB  PROPOSAL"  shall  have the  meaning  set forth in  Section  6.10 hereof.

         "OFFERING" shall mean the offering, in connection with the Conversion, of shares of NEWCO Common Stock in a subscription offering and, if necessary, a community offering and/or a syndicated community offering.

         "OPTION  CONSIDERATION"  shall  have the  meaning  set forth in Section
3.1.3 hereof.

         "OPTION  PRICE"  shall  have the  meaning  set forth in  Section  3.1.3 hereof.

         "OPTIONS" shall mean options to purchase shares of Connecticut Bancshares Common Stock granted pursuant to the Connecticut Bancshares Option Plans as set forth in Section 4.1 of the Connecticut Bancshares Disclosure Schedule.

         "PARTICIPATION  FACILITY"  shall have the  meaning set forth in Section
4.9.2 hereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

         "PER SHARE  MERGER  CONSIDERATION"  shall have the meaning set forth in
Section 3.1 hereof.

         "PLAN" shall have the meaning set forth in the recitals hereto.

         "PROXY STATEMENT" shall have the meaning set forth in Section 8.2.1 hereof.

         "PURCHASE PRICE ADJUSTMENT" means the amount, not less than zero, equal to the Connecticut Bancshares Net Income for each full month after March 31, 2004 minus the amount of any cash dividends paid after March 31, 2004 on Connecticut Bancshares Common Stock which relates to Connecticut Bancshares Net Income earned after said date.

         "RIGHTS" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments that obligate an entity to issue or dispose of any of its capital stock or other ownership interests or that provide for compensation based on the equity appreciation of its capital stock.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES DOCUMENTS" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "SECURITIES LAWS" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

         "SPECIAL PAYMENT" shall have the meaning set forth in Section 11.3.1 hereof.

         "SPECIAL  PAYMENT  EVENT"  shall have the  meaning set forth in Section
11.3.1 hereof.

         "STOCK EXCHANGE" shall mean the Nasdaq National Market.

         "SUBSIDIARY" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

         "SUPERIOR PROPOSAL" shall have the meaning set forth in Section 6.10 hereof.

         "SURVIVING BANK" shall mean NHSB as the resulting institution of the Bank Merger.

         "SURVIVING CORPORATION" shall have the meaning set forth in the recitals hereof.

         "TAX" shall have the meaning set forth in Section 4.10.6 hereof.

         "TAX RETURN" shall have the meaning set forth in Section 4.10.6 hereof.

         "TERMINATION DATE" shall mean October 15, 2004.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                          THE MERGER AND THE CONVERSION

         2.1  THE MERGER. As promptly as practicable  following the satisfaction
              ----------
or waiver of the conditions to each party's respective obligations hereunder, and subject to the terms and conditions of this Agreement, at the Effective Time Interim shall merge with and into Connecticut Bancshares with Connecticut Bancshares as the Surviving Corporation in accordance with the provisions of the DGCL, simultaneously with or as soon as practicable after the Bank Merger, the Surviving Corporation shall be merged with and liquidated into NEWCO in accordance with a Plan of Liquidation, in the form attached hereto as Exhibit A. At the Effective Time of the Merger, each share of Connecticut Bancshares Common Stock and each Option will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

         2.2 THE BANK MERGER.  The Bank Merger shall be consummated  immediately
             ---------------
following the Merger in accordance with a Bank Merger Agreement substantially in the form attached hereto as Exhibit A.

         2.3  EFFECTIVE  TIME.  The Merger  shall be effected by the filing of a
              ---------------
certificate of merger with the Delaware Office of the Secretary of State on the day of the closing ("Closing Date"), in accordance with the DGCL (the "Closing"). The "Effective Time" of the Merger shall be the date and time upon which the certificate of merger as to the Merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in such certificate of merger.

         2.4  CERTIFICATE  OF  INCORPORATION  AND  BYLAWS.  The  Certificate  of
              -------------------------------------------
Incorporation and Bylaws of Connecticut Bancshares as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided therein and by applicable law.

         2.5 DIRECTORS AND OFFICERS OF SURVIVING  CORPORATION.  The directors of
             ------------------------------------------------
the Surviving Corporation immediately after the Effective Time shall be the directors of Interim immediately prior to the Effective Time, plus two (2) directors of Connecticut Bancshares immediately prior to the Effective Time who shall be selected by the Board of Directors of NEWCO in accordance with the provisions of Section 7.10 hereof, each to meet the qualifications of and hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of NEWCO immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         2.6  DIRECTORS  AND OFFICERS OF SURVIVING  BANK.  The  directors of the
              ------------------------------------------
Surviving Bank immediately after the Effective Time shall be the directors of NHSB prior to the Effective Time plus two (2) directors of SBM immediately prior to the Effective Time who shall be selected by the Board of Directors of NHSB, each to meet the qualifications of and hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank. The officers of NHSB immediately prior to the Effective Time shall be the initial officers of the Surviving Bank, in each case until their respective successors are duly elected or appointed and qualified.

         2.7 ADDITIONAL  ACTIONS.  If, at any time after the Effective Time, the
             -------------------
Surviving Corporation or the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation or the Surviving Bank, title to and possession of any property or right of Connecticut Bancshares (or SBM) acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Connecticut Bancshares, SBM and their officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation or the Surviving Bank and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation and the Surviving Bank are fully authorized in the name of Connecticut Bancshares, SBM or otherwise to take any and all such action.

         2.8 EFFECTS OF THE MERGER.  At and after the Effective Time, the Merger
             ---------------------
shall have the effects set forth in the DGCL with respect to Interim and Connecticut Bancshares, and the Bank Merger shall have the effects set forth in the Banking Law with respect to NHSB and SBM.

         2.9 POSSIBLE ALTERNATIVE  STRUCTURES.  Notwithstanding  anything to the
             --------------------------------
contrary contained in this Agreement, prior to the Effective Time NHSB shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) there are no adverse federal or state income tax consequences to Connecticut Bancshares and its shareholders as a result of the modification;
(ii) the consideration to be paid to the holders of Connecticut Bancshares Common Stock and Options under this Agreement is not thereby changed in kind or value or reduced in amount; (iii) there are no adverse changes to the benefits and other arrangements provided to or on behalf of Connecticut Bancshares' directors, officers and other employees; and (iv) such modification will not delay materially or jeopardize receipt of any required regulatory approvals or non-objection of Governmental Entities. NHSB, Connecticut Bancshares and SBM agree to amend this Agreement and any related documents appropriately in order to reflect any such revised structure.

         2.10 THE CONVERSION.  Concurrently  with the approval of this Agreement
              --------------
by the Board of Directors of NHSB, the Board of Directors of NHSB shall adopt the Plan pursuant to which, subject to the receipt of all necessary approvals (including the approval of the Corporators and any others as set forth in Section 9.1.1(ii) hereof), NHSB shall take all steps reasonably necessary to convert from a mutual savings bank to a capital stock savings bank as part of a transaction in which a holding company is organized to acquire upon issuance all of the capital stock of the converted bank (the "Conversion").

                                   ARTICLE III

                        CONVERSION OF SHARES AND OPTIONS

         3.1      MERGER CONSIDERATION.
                  --------------------

                  3.1.1 At the Effective Time, by virtue of the Merger and without any action on the part of NHSB, Connecticut Bancshares or the holders of any of the shares of Connecticut Bancshares Common Stock, each share of Connecticut Bancshares Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be cancelled pursuant to Section
3.1.2 hereof and any Dissenting Shares) shall be converted into the right to receive a cash payment in an amount equal to $52.00 (the "Per Share Merger Consideration"), provided, however, that in the event the Closing does not take place on or prior to March 31, 2004, other than as the result of a breach of a representation or warranty of Connecticut Bancshares (subject to the standard set forth in Section 9.2.1 of this Agreement) or a breach by Connecticut Bancshares of one or more covenants in this Agreement (subject to the standard set forth in Section 9.2.2), which breach of representation, warranty or covenant is the principal cause of the failure of the Closing to take place on or before March 31, 2004, the Per Share Merger Consideration shall be increased by the amount determined by dividing (x) the Purchase Price Adjustment by (y) the sum of (i) the number of shares of Connecticut Bancshares Common Stock issued and outstanding immediately prior to the Effective Date and (ii) the number of shares of Connecticut Bancshares Common Stock which may be acquired immediately prior to the Effective Date upon the exercise of the Options, subject to Connecticut Bancshares providing to NHSB the following:

                  (a) as soon as reasonably practicable following the end of each calendar month ending after March 31, 2004 preceding the Closing, Connecticut Bancshares shall deliver to NHSB a consolidated statement of operations for such calendar month in form consistent with the determination of Connecticut Bancshares Net Income as defined herein; and

                  (b) not later than five (5) Business Days prior to the Closing Date, NHSB shall cause PricewaterhouseCoopers, LLP ("PwC"), or another accounting firm reasonably acceptable to the parties, to review and issue its report on the consolidated statement of operations of Connecticut Bancshares for the period beginning on April 1, 2004 and ending at the date of the last of such statements of operations. Absent manifest error, such report shall be binding on the parties for the purpose of calculating the Purchase Price Adjustment. No partner or manager of PwC who is involved in the audit engagement at NHSB shall participate in the preparation or issuance of the report.

                  3.1.2 Each share of Connecticut Bancshares Common Stock (i) held in the treasury of Connecticut Bancshares, (ii) owned by NHSB, NEWCO or any direct or indirect wholly owned subsidiary of NEWCO or of Connecticut Bancshares immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted), or (iii) reserved for issuance under the Connecticut Bancshares Option

Plans which has not been granted or allocated, shall, at the Effective Time, cease to exist, and the certificates for such shares shall be cancelled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

                  3.1.3 Each Option issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof and without regard to any future vesting date thereof, be cancelled and converted into the right to receive a cash payment in an amount determined by multiplying (i) the positive difference, if any, between the Per Share Merger Consideration, adjusted, if applicable, pursuant to Section
3.1.1 above, and the exercise price of such Option, for each share of Connecticut Bancshares Common Stock covered by such Option (the "Option Price") by (ii) the number of shares of Connecticut Bancshares Common Stock subject to such Option (the "Option Consideration"). The payment of the Option Consideration referred to in the immediately preceding sentence to each holder of an Option shall be subject to such holder executing such instruments of cancellation as NEWCO and Connecticut Bancshares may reasonably deem appropriate. Connecticut Bancshares or SBM shall make necessary tax withholdings from the Option Consideration as they deem appropriate.

                  3.1.4. At the Effective Time, each unvested restricted share of Connecticut Bancshares Common Stock granted under the Connecticut Bancshares Option Plans (each a "Company Restricted Share"), as set forth in Connecticut Bancshares Disclosure Schedule Section 3.1.4, which is outstanding immediately prior to the Effective Time shall vest and become free of restrictions to the extent provided by the terms thereof. Each holder of a Company Restricted Share shall have the same rights to receive the Merger Consideration as are provided to other holders of Company Common Stock pursuant to Section 3.1.

         3.2      DISSENTERS' RIGHTS.
                  ------------------

                  3.2.1 Each outstanding share of Connecticut Bancshares Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consolidation hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. Connecticut Bancshares shall give NHSB notice upon receipt by Connecticut Bancshares of any such demands for payment of the fair value of such shares of Connecticut Bancshares Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and NHSB shall have the right to participate in all negotiations and proceedings with respect to any such demands. Connecticut Bancshares shall not, except with the prior written consent of NHSB, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by NEWCO.

                  3.2.2 If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment at or prior to the Effective Time, such holder's shares of Connecticut Bancshares Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such fair value payment after the Effective Time, each share of Connecticut Bancshares Common Stock of such holder shall be converted into the right to receive the Merger Consideration.

                  3.2.3 After the Effective Time, shares of Connecticut Bancshares Common Stock other than Dissenting Shares shall be no longer outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration as set forth in Section 3.3.4.

         3.3 PROCEDURES FOR EXCHANGE OF CONNECTICUT  BANCSHARES COMMON STOCK AND
             -------------------------------------------------------------------
OPTIONS.
-------

                  3.3.1  NEWCO to Make Cash  Available.  Prior to the  Effective
                         -----------------------------
Time, NHSB shall designate the Exchange Agent. NEWCO shall take all steps necessary on or prior to Closing Date to deliver to the Exchange Agent, for the benefit of the holders of shares of Connecticut Bancshares Common Stock and Options, for exchange in accordance with this Section 3.3, an amount of cash sufficient to pay the aggregate amount of cash payable in accordance with
Article III hereof (such cash for shares of Connecticut Bancshares Common Stock and Options, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") to be paid in exchange for outstanding Connecticut Bancshares Common Stock and Options in accordance with this Agreement.

                  3.3.2  Exchange of  Certificates.  Provided  that  Connecticut
                         -------------------------
Bancshares has delivered or caused to be delivered to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations specified herein, NEWCO shall, within five (5) Business Days after the Effective Time, take all steps necessary to cause the Exchange Agent to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for cash into which the Connecticut Bancshares Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of Connecticut Bancshares) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash that such holder has the right to receive in respect of Certificates surrendered pursuant to the provisions of Section 3.1, and the Certificates so surrendered shall forthwith be cancelled.

                  3.3.3 Payment of Option Price.  At the Effective  Time, if not
                        -----------------------
previously paid by Connecticut Bancshares immediately prior to the Effective Time (to which NHSB has no objection), NEWCO shall take all steps necessary to cause the Exchange Agent to issue and deliver within five (5) Business Days a check representing the amount of the Option Price to the holders of the Options, all of which shall have been cancelled in connection with the Merger Agreement.

                  3.3.4  Rights  of  Certificate  or  Option  Holders  after the
                         -------------------------------------------------------
Effective Time. The holder of (i) a Certificate  (other than a Certificate  with
--------------
respect to Dissenting Shares) that prior to the Merger represented issued and outstanding Connecticut Bancshares Common Stock, or (ii) an Option shall have no rights, after the Effective Time, with respect to such Connecticut Bancshares Common Stock or Option except to surrender the Certificate and receive in exchange for the Merger Consideration as provided in this Agreement.

                  3.3.5 Surrender by Persons Other than Record  Holders.  If the
                        -----------------------------------------------
Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  3.3.6 Closing of Transfer Books.  From and after the Effective
                        -------------------------
Time, there shall be no transfers on the stock transfer books of Connecticut Bancshares of the Connecticut Bancshares Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and cancelled as provided in this Section 3.3.

                  3.3.7 Return of Exchange  Fund. At any time  following the six
                        ------------------------
(6) month period after the Effective Time, NEWCO shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates and Options (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to
it), and thereafter such holders shall be entitled to look to NEWCO (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or Options held by them. Notwithstanding the foregoing, neither NHSB, NEWCO nor the Exchange Agent shall be liable to any holder of a Certificate or Option for any Merger Consideration delivered in respect of such Certificate or Option to a public official pursuant to any abandoned property, escheat or other similar law.

                  3.3.8 Lost, Stolen or Destroyed Certificates. In the event any
                        --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by NEWCO, the posting by such person of a bond in such amount as NEWCO may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

                  3.3.9  Withholding.  NEWCO  or  the  Exchange  Agent  will  be
                         -----------
entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Connecticut Bancshares Common Stock or Options such amounts as NEWCO (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by NEWCO or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Connecticut Bancshares Common Stock or Options in respect of whom such deduction and withholding were made by NEWCO or the Exchange Agent.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                         CONNECTICUT BANCSHARES AND SBM

         Connecticut Bancshares and SBM represent and warrant to NHSB that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Connecticut Bancshares Disclosure Schedule delivered by Connecticut Bancshares to NHSB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. No representation or warranty of Connecticut Bancshares or SBM contained herein shall be deemed untrue or incorrect, and neither Connecticut Bancshares nor SBM shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article IV, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the Connecticut Bancshares Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Connecticut Bancshares that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Connecticut Bancshares Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         4.1 CAPITAL  STRUCTURE.  The  authorized  capital stock of  Connecticut
             ------------------
Bancshares consists of 45,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this Agreement, 10,754,943 shares of Connecticut Bancshares Common Stock, including shares of Connecticut Bancshares Common Stock issued subject to restrictions as to vesting pursuant to the Connecticut Bancshares Option Plans, are issued and outstanding, 558,641 shares of Connecticut Bancshares

Common Stock are directly or indirectly held by Connecticut Bancshares as treasury stock, and no shares of Connecticut Bancshares preferred stock, par value $0.01 per share, are issued or outstanding. All outstanding shares of Connecticut Bancshares Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Connecticut Bancshares Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Connecticut
Bancshares Option Plans pursuant to which there are outstanding options to acquire 1,691,168 shares of Connecticut Bancshares Common Stock, a schedule of which is set forth in Section 4.1 of the Connecticut Bancshares Disclosure Schedule, there are no Rights authorized, issued or outstanding with respect to or relating to the capital stock of Connecticut Bancshares.

         4.2  ORGANIZATION,  STANDING AND AUTHORITY OF  CONNECTICUT  BANCSHARES.
              -----------------------------------------------------------------
Connecticut Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Connecticut Bancshares is duly registered as a savings and loan holding company under the HOLA. Connecticut Bancshares has heretofore delivered to NHSB and has included as Section 4.2 of the Connecticut Bancshares Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of Connecticut Bancshares as in effect as of the date hereof.

         4.3  OWNERSHIP OF  CONNECTICUT  BANCSHARES  SUBSIDIARIES.  Set forth in
              ---------------------------------------------------
Section 4.3 of the Connecticut Bancshares Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Connecticut Bancshares Subsidiary. Except for (x) capital stock of the Connecticut Bancshares Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (z) securities and other interests which are set forth in the Connecticut Bancshares Disclosure Schedule, Connecticut Bancshares does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than five percent (5%) of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each Connecticut Bancshares Subsidiary that are owned by Connecticut Bancshares or any Connecticut Bancshares Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by Connecticut Bancshares free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Connecticut Bancshares Subsidiary and there are no agreements, understandings or commitments relating to the right of Connecticut Bancshares to vote or to dispose of such capital stock or other ownership interests.

         4.4  ORGANIZATION,  STANDING AND  AUTHORITY OF  CONNECTICUT  BANCSHARES
              ------------------------------------------------------------------
SUBSIDIARIES.   Each  Connecticut  Bancshares  Subsidiary  is  a  savings  bank,
------------
corporation or partnership duly organized, validly existing and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized. Each Connecticut Bancshares Subsidiary (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. Connecticut Bancshares is authorized to own each Connecticut Bancshares Subsidiary under the HOLA. The deposit accounts of SBM are insured by the FDIC through the BIF to the maximum extent permitted by the FDIA. SBM has paid all premiums and assessments required by the FDIC. Connecticut Bancshares has heretofore delivered or made available to NHSB and has included as Section 4.4 of the Connecticut Bancshares Disclosure Schedule true, complete and correct copies of the Certificate of Incorporation and Bylaws of SBM and each other Connecticut Bancshares Subsidiary as in effect as of the date hereof.

         4.5      AUTHORIZED AND EFFECTIVE AGREEMENT.
                  ----------------------------------

                  4.5.1 Each of Connecticut Bancshares and SBM has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement, as applicable, and (subject to receipt of all necessary governmental approvals and the approval of Connecticut Bancshares' shareholders of this Agreement) to perform all of its obligations under this Agreement and the Bank Merger Agreement, as applicable. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Connecticut
Bancshares and SBM, except for the approval of this Agreement by Connecticut Bancshares' shareholders. This Agreement has been duly and validly executed and delivered by Connecticut Bancshares and SBM and, assuming due authorization and execution by NHSB, constitutes the legal, valid and binding obligations of Connecticut Bancshares and SBM, enforceable against Connecticut Bancshares and SBM in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by SBM, will have been duly and validly executed and delivered by SBM and, assuming due authorization and execution by NHSB, will constitute the legal, valid and binding obligation of SBM, enforceable against SBM in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.5.2 Neither the execution and delivery of this Agreement by Connecticut Bancshares or SBM, nor the execution and delivery of the Bank Merger Agreement by SBM, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Connecticut Bancshares and SBM with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Connecticut Bancshares or the equivalent documents of any Connecticut Bancshares Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Connecticut Bancshares or any Connecticut Bancshares Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Connecticut Bancshares or any Connecticut Bancshares Subsidiary.

                  4.5.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the Bank Regulators,
(ii) the filing of the Proxy Statement with the SEC, (iii) the approval of this Agreement by the requisite vote of the shareholders of Connecticut Bancshares,
(iv) the filing of the certificate of merger with respect to the merger of Connecticut Bancshares with and into NEWCO with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger, and (v) the filing of a copy of the Bank Merger Agreement and a copy of the approval of the commissioner of the Connecticut Department of Banking with the Connecticut Secretary of the State with respect to the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Connecticut Bancshares or SBM in connection with the execution and delivery by Connecticut Bancshares and SBM of this Agreement, the execution and delivery by SBM of the Bank Merger Agreement, the consummation of the Merger by Connecticut Bancshares, and the consummation of the Bank Merger by SBM.

                  4.5.4 As of the date hereof, neither Connecticut Bancshares nor SBM is aware of any reasons relating to Connecticut Bancshares or SBM (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the Merger or the Bank Merger as shall be necessary for (i) consummation of the Merger and the Bank Merger, and (ii) the continuation by NEWCO and NHSB after the Effective Time of the business of Connecticut
Bancshares and SBM as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of Connecticut Bancshares, could have a Material Adverse Effect on the business of Connecticut Bancshares or SBM.

         4.6      SECURITIES DOCUMENTS AND REGULATORY REPORTS.
                  -------------------------------------------

                  4.6.1 Since March 31, 2000, Connecticut Bancshares has timely filed with the SEC and the NASD all Securities Documents required by the Securities Laws and such Securities Documents, as the same may have been amended, complied as to form in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.6.2 Since March 31, 2000, each of Connecticut Bancshares and SBM, has duly filed with the Bank Regulators in correct form the reports required to be filed under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. In connection with the most recent federal and state Bank Regulator examinations of Connecticut Bancshares and SBM, neither Connecticut Bancshares nor SBM was required to correct or change any action, procedure or proceeding which Connecticut Bancshares or SBM believes has not been corrected or changed as required as of the date hereof.

         4.7      FINANCIAL STATEMENTS.
                  --------------------

                  4.7.1 Connecticut Bancshares has previously delivered or made available to NHSB accurate and complete copies of the Connecticut Bancshares
Financial Statements which, in the case of audited Connecticut Bancshares Financial Statements, are accompanied by the audit reports of its independent public accountants. The Connecticut Bancshares Financial Statements referred to herein, as well as the Connecticut Bancshares Financial Statements to be delivered pursuant to Section 6.2 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Connecticut Bancshares as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of Connecticut Bancshares for the respective periods or as of the respective dates set forth therein.

                  4.7.2 Each of the Connecticut Bancshares Financial Statements referred to in Section 4.7.1 has been prepared in accordance with GAAP during the periods involved, except as stated therein or, in the case of unaudited interim Connecticut Bancshares Financial Statements, the absence of footnotes and customary year-end adjustments. The audits of Connecticut Bancshares and
Connecticut Bancshares Subsidiaries have been conducted in accordance with generally accepted auditing standards. The books and records of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Connecticut Bancshares and its Subsidiaries. The minute books of Connecticut Bancshares and each Connecticut Bancshares Subsidiary contain complete and accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including all committees) authorized at such meetings held or taken since January 1, 2000 through the date of this Agreement.

                  4.7.3 Except (i) as set forth in Section 4.7.3 of the Connecticut Bancshares Disclosure Schedule, (ii) as reflected, disclosed or provided for in the Connecticut Bancshares Financial Statements as of December 31, 2000, 2001 and 2002 (including related notes), (iii) for liabilities incurred since December 31, 2002 in the ordinary course of business and (iv) liabilities incurred in connection with this Agreement and the transactions contemplated hereby, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Connecticut Bancshares on a consolidated basis that would be required according to GAAP to be reflected on an audited consolidated balance sheet of Connecticut

Bancshares or the notes thereto.

         4.8 MATERIAL  ADVERSE CHANGE.  Since January 1, 2003 to the date hereof
             ------------------------
(i) Connecticut Bancshares and each Connecticut Bancshares Subsidiary has conducted its respective business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the transactions contemplated hereby), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Connecticut Bancshares.

         4.9      ENVIRONMENTAL MATTERS.
                  ---------------------

                  4.9.1 Except as set forth in Section 4.9.1 of the Connecticut Bancshares Disclosure Schedule, with respect to Connecticut Bancshares and each Connecticut Bancshares Subsidiary:

                  (a) To the best of Connecticut Bancshares' knowledge, each of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries, the Participation Facilities, and the Loan Properties are, and at all times have been, in compliance with, and are not in violation of or liable under, any Environmental Laws;

                  (b) There is no (and to the best of Connecticut Bancshares' knowledge there is no basis to expect any) suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Connecticut Bancshares' knowledge, there is no such action threatened, before any court, governmental agency or other forum against it or any of the Connecticut Bancshares Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site currently or formerly owned, leased or operated by it or any of the Connecticut Bancshares Subsidiaries or any Participation Facility or (z) with respect to any property at or to which Material of Environmental Concern were generated, Landlord, manufactured, refined, transported, transferred, imported, used, disposed, treated, or processed by Connecticut Bancshares or any Connecticut Bancshares Subsidiary or any Participation Facility or from which Materials of Environmental Concern have been transported, treated, stored, handled, transferred, disposed, recycled, or received;

                  (c) There is no (and to the best of Connecticut Bancshares' knowledge there is no basis to expect any) suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to Connecticut Bancshares' knowledge, no such action is threatened before any court, governmental agency or other forum relating to or against any Loan Property (or Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern;

                  (d) To the best of Connecticut Bancshares' knowledge, the real properties, leasehold or other interest in real property currently or formerly owned or operated by Connecticut Bancshares or any Connecticut Bancshares Subsidiary (including, without limitation, soil, groundwater or surface water on, under or geologically or hydrologically adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern;

                  (e) Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has received (and to the best of Connecticut Bancshares' knowledge there is no basis to expect any) any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (f) To the best of Connecticut Bancshares' knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries or any Participation Facility; and

                  (g) To the best of Connecticut Bancshares' knowledge, during the period of (s) Connecticut Bancshares' or any of the Connecticut Bancshares Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (t) Connecticut Bancshares' or any of the Connecticut Bancshares Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties. To the best of Connecticut Bancshares' knowledge, prior to the period of (x) Connecticut Bancshares' or any of the Connecticut Bancshares Subsidiaries' ownership or operation of any of their respective currently or formerly owned or operated properties or (y) Connecticut Bancshares' or any of Connecticut Bancshares Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

                  4.9.2 "Loan Property" means any property (including a leasehold interest therein) in which the applicable party (or a Subsidiary of
it) currently holds a security interest or has held a security interest within the past five (5) years. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) currently participates or formerly participated in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  4.9.3 Except as set forth in Section 4.9.3 of the Connecticut Bancshares Disclosure Schedule, Connecticut Bancshares does not possess and has not conducted or arranged for the conduct of any environmental studies, reports, analyses, tests or monitoring during the past ten (10) years with respect to any properties currently or formerly owned or leased by Connecticut Bancshares or any Connecticut Bancshares Subsidiary or any Participation Facility. Connecticut Bancshares has delivered to NHSB true and complete copies and results of any and all such schedules, reports, analyses, tests or monitoring.

                  4.9.4 To the best of Connecticut Bancshares' knowledge, except as set forth in Section 4.9.4 of the Connecticut Bancshares Disclosure Schedule, no real property currently or formerly owned or leased by Connecticut Bancshares or any Connecticut Bancshares Subsidiary, no Loan Property, and no Participation Facility meets the statutory criteria of an "Establishment" as such term is defined pursuant to the Connecticut Transfer Act, Connecticut General Statutes
Section 22a-134 et seq. To the best of Connecticut Bancshares' knowledge, no condition exists at any real property currently or formerly owned or leased by Connecticut Bancshares or any Connecticut Bancshares Subsidiary, any Loan Property or any Participation Facility that would require investigation, remediation, or post-remediation or natural attenuation monitoring under the Connecticut Department of Environmental Protection's Remediation Standard Regulations, Regulations of Connecticut State Agencies Sections 22a-133k-1 et seq.

         4.10     TAX MATTERS.
                  -----------

                  4.10.1 Connecticut Bancshares and each Connecticut Bancshares Subsidiary (taking into account any extension of time within which to file which has not expired) has timely filed all Tax Returns required by applicable law to be filed by them in respect of all applicable Taxes required to be paid through the date hereof and will timely file any such Tax Returns required to be filed prior to the Effective Time with respect to Taxes required to be paid through the Effective Time. Connecticut Bancshares and each Connecticut Bancshares Subsidiary have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods ending on or prior to the Effective Time. To the knowledge of each of Connecticut Bancshares and any Connecticut Bancshares Subsidiary, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary will have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, except as disclosed in Section 4.10.1 of the Connecticut Bancshares Disclosure Schedule, no audit, examination or deficiency or refund litigation with respect to any Tax Returns filed by Connecticut Bancshares or any Connecticut Bancshares Subsidiary is pending or, to the best of Connecticut Bancshares' knowledge, threatened and to the best of Connecticut Bancshares' knowledge, there is no basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed.

                  4.10.2 Connecticut Bancshares and each Connecticut Bancshares Subsidiary has withheld and paid all Taxes required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

                  4.10.3 All Tax Returns filed by Connecticut Bancshares and its Subsidiaries are complete and accurate in all material respects. Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge, or has requested any extension of time within which to file any Tax Returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section 4.10.3 of the Connecticut Bancshares Disclosure Schedule, the Tax Returns of Connecticut Bancshares and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Connecticut Bancshares or any Connecticut Bancshares Subsidiary as a result of such examinations or otherwise which have not been settled and paid. Except as set forth in Section 4.10.3 of the Connecticut Bancshares Disclosure Schedule, there are currently no agreements in effect with respect to Connecticut Bancshares or any Connecticut Bancshares Subsidiary to extend the period of limitations for the assessment or collection of any Tax and no power of attorney has been granted by Connecticut Bancshares and its Subsidiaries with respect to any Tax matter currently in force.

                  4.10.4 Except as set forth in Section 4.10.4 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has made any payments, is obligated to make any payments, or is party to any agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code.

                  4.10.5 Except as set forth in Section 4.10.5 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes (other than a tax allocation agreement between Connecticut Bancshares and SBM), (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Connecticut Bancshares or any Connecticut Bancshares Subsidiary (nor does Connecticut Bancshares have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.10.6 As used in this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, highway, estimated or other tax of any kind whatsoever, including any interest, penalties or addition thereto, whether disputed or not, imposed by any government or quasi-government authority; and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         4.11  LEGAL  PROCEEDINGS.  Except as set forth in  Section  4.11 of the
               ------------------
Connecticut Bancshares Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Connecticut Bancshares or any Connecticut Bancshares Subsidiary, threatened against Connecticut Bancshares or any Connecticut Bancshares Subsidiary or against any asset, interest or right of Connecticut

Bancshares or any Connecticut Bancshares Subsidiary, or to the best of Connecticut Bancshares' knowledge, against any officer, director or employee of any of them, and neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is a party to any order, judgment or decree.

         4.12     COMPLIANCE WITH LAWS.
                  --------------------

                  4.12.1 Each of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Connecticut Bancshares, no suspension or cancellation of any of the same is threatened.

                  4.12.2 Except as set forth in Section 4.12.2 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to the best of their knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of Connecticut Bancshares, Connecticut Bancshares along with its executive officers and directors is not in violation of any Securities Laws; and neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that Connecticut Bancshares or any Connecticut Bancshares Subsidiary is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks or holding companies), and none of them has received any written communication requesting that it enter into any of the foregoing. Since March 31, 2000, no regulatory agency has initiated any proceeding or, to the best knowledge of Connecticut Bancshares, investigation into the business or operations of Connecticut Bancshares or any Connecticut Bancshares Subsidiary. Connecticut Bancshares has not received any objection from any regulatory agency to Connecticut Bancshares' response to any violation, criticism or exception with respect to any report or statement relating to any examination of Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries.

         4.13  CERTAIN   INFORMATION.   None  of  the  information  supplied  by
               ---------------------
Connecticut Bancshares or SBM relating to Connecticut Bancshares and its Subsidiaries to be included or incorporated by reference in (i) the Conversion Prospectus will, at the time such prospectus is mailed to subscribers (and at the time the related Conversion Registration Statement becomes effective under the Securities Act), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of Connecticut Bancshares, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by Connecticut Bancshares to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

         4.14     EMPLOYEE BENEFIT PLANS.
                  ----------------------

                  4.14.1 Connecticut Bancshares has set forth in Section 4.14.1 of the Connecticut Bancshares Disclosure Schedule all Connecticut Bancshares Employee Plans, and Connecticut Bancshares has previously furnished or made available to NHSB accurate and complete copies of the same together with (i) Schedule B forms and the actuarial and audited financial reports prepared with respect to any qualified plans for the last three (3) plan years, (ii) the annual reports filed with any governmental agency for any qualified or non-qualified plans for the last three (3) plan years, (iii) the Summary Annual Report provided to Participants for the last three (3) plan years; and (iv) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

                  4.14.2 None of Connecticut Bancshares, any Connecticut Bancshares Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of Connecticut Bancshares' knowledge, any fiduciary of such plan has incurred any liability to the PBGC (except for premiums payable in the ordinary course) or the Internal Revenue
Service with respect to any employees of Connecticut Bancshares or any Connecticut Bancshares Subsidiary. No reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan, other than the transactions contemplated by this Agreement.

                  4.14.3 Except as set forth in Section 4.14.3 of the Connecticut Bancshares Disclosure Schedule: (a) neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA); (b) no liability under Title IV of ERISA has been incurred by Connecticut Bancshares or any Connecticut Bancshares Subsidiary with respect to any Connecticut Bancshares Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("Connecticut Bancshares Defined Benefit Plan") currently or formerly maintained by Connecticut Bancshares or any entity which is considered an affiliated employer with Connecticut Bancshares under Section 4001(b) (1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied to the extent required by ERISA from time to time; (c) no Connecticut Bancshares Defined Benefit

Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof that has not or will not be funded within the time provided under Section 302(c) (10) of ERISA; (d) the fair market value of the assets of each Connecticut Bancshares Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)
(16) of ERISA) under such Connecticut Bancshares Defined Benefit Plan as of the end of the most recent plan year with respect to the respective Connecticut Bancshares Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Connecticut Bancshares Defined Benefit Plan as of the date hereof; (e) neither Connecticut Bancshares nor any ERISA Affiliate has provided, or is required to provide, security to any Connecticut Bancshares Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a) (29) of the Code; (f) neither Connecticut Bancshares nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980; (g) neither Connecticut Bancshares, nor any ERISA Affiliate, nor any Connecticut Bancshares Employee Plan, including any Connecticut Bancshares Defined Benefit Plan, nor any trust created thereunder has engaged in a transaction in connection with which Connecticut Bancshares, any ERISA Affiliate, and any Connecticut Bancshares Employee Plan, including any Connecticut Bancshares Defined Benefit Plan, any such trust or any trustee or administrator thereof, is subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(1) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

                  4.14.4 Except as set forth in Section 4.14.4 of the Connecticut Bancshares Disclosure Schedule, a favorable determination letter has been issued by the Internal Revenue Service, with respect to each Connecticut Bancshares Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Connecticut Bancshares Pension Plan") which is intended to qualify under Section 401 of the Code, to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Connecticut Bancshares' knowledge, is threatened to be revoked, and Connecticut Bancshares does not know of any ground on which such revocation may be based. Except as set forth in Section 4.14.4 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has any current liability under any such plan that was required to be reflected as a liability on the Financial Statements as of December 31, 2002 under GAAP, which was not reflected on the consolidated statement of financial condition of Connecticut Bancshares at December 31, 2002 included in the Connecticut Bancshares Financial Statements.

                  4.14.5 No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Connecticut Bancshares Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax on Connecticut Bancshares under
Section 4975 of the Code.

                  4.14.6 Except as specifically identified in Section 4.14.6 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares
nor   any   Connecticut

Bancshares Subsidiary has any obligations for post-retirement or post-employment benefits under any Connecticut Bancshares Employee Plan that cannot be amended or terminated upon sixty (60) or fewer days notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state law, the cost of which is borne by the insured individual. Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Connecticut Bancshares Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Connecticut Bancshares Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Connecticut Bancshares Pension Plan.

                  4.14.7 The Connecticut Bancshares Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  4.14.8 There are no pending or, to the best knowledge of Connecticut Bancshares, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Connecticut Bancshares Employee Plans or any trust related thereto or any fiduciary thereof.

                  4.14.9 Section 4.14.9 of the Connecticut Bancshares Disclosure Schedule sets forth (i) the maximum amount that could be paid to each executive officer of Connecticut Bancshares or any Connecticut Bancshares Subsidiary as a result of the transactions contemplated by this Agreement under all employment, severance, and termination agreements, other compensation arrangements and Connecticut Bancshares Employee Plans currently in effect; and (ii) the estimated "base amount" (as such term is defined in section 280G(b) (3) of the Code) for each such individual calculated as of the date of this Agreement based on estimated 2003 compensation.

                  4.14.10  Except  as  set  forth  in  Section  4.14.10  of  the
Connecticut Bancshares Disclosure Schedule, no compensation payable by Connecticut Bancshares or any Connecticut Bancshares Subsidiary to any of their employees under any Connecticut Bancshares Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the Code.

                  4.14.11 Except as set forth in Section 4.14.11 of the Connecticut Bancshares Disclosure Schedule, with respect to any Connecticut Bancshares Employee Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1) (a "Connecticut Bancshares Welfare Plan"): (i) each such Connecticut Bancshares Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject Connecticut Bancshares to a tax under

Code Section 4976(a); (iii) each and every Connecticut Bancshares Welfare Plan which is a group health plan (as such term is defined in Code Sections 5000(b)(1)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B; and (iv) each such Connecticut Bancshares Welfare Plan (including any such plan covering former employees of Connecticut Bancshares or any Connecticut Bancshares Subsidiary) may be amended or terminated by Connecticut Bancshares or NHSB or NEWCO on or at any time after the Effective Date without incurring liability thereunder except as required to satisfy the terms of the Plan.

         4.15     CERTAIN CONTRACTS.
                  -----------------

                  4.15.1 Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is in default or non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

                  4.15.2 Except as set forth in Section 4.15.2 of the Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under:

                  (a) any agreement, arrangement, policy or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Connecticut Bancshares or any Connecticut Bancshares Subsidiary (other than in the case of SBM deposits, Federal Reserve or Federal Home Loan Bank advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Connecticut Bancshares or any Connecticut Bancshares Subsidiary of any obligation;

                  (b) any agreement, arrangement, policy or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Connecticut Bancshares or any Connecticut Bancshares Subsidiary;

                  (c) any agreement, arrangement, policy or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Connecticut Bancshares or any Connecticut Bancshares Subsidiary upon execution of this Agreement or the Bank Merger Agreement or upon or following consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement (either alone or in connection with the occurrence of any additional acts or events);

                  (d) any agreement, arrangement, policy or understanding pursuant to which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is obligated to indemnify any director, officer, employee or agent of Connecticut Bancshares or any Connecticut Bancshares

Subsidiary;

                  (e) any agreement, arrangement, policy or understanding to which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is a party or by which any of the same is bound which limits the freedom of Connecticut Bancshares or any Connecticut Bancshares Subsidiary to compete in any line of business or with any person;

                  (f)   any   assistance   agreement,   supervisory   agreement,
memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by any Bank Regulator;

                  (g) any agreement (other than any agreement with a banking customer for the provision of banking services entered into by any Connecticut Bancshares Subsidiary in the ordinary course of business) that involves a payment or series of payments of more than $50,000 in any one (1) year from or to Connecticut Bancshares or any Connecticut Bancshares Subsidiary;

                  (h) any agreement, arrangement or understanding any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement; or

                  (i) any other agreement, arrangement or understanding that would be required to be filed as an exhibit to Connecticut Bancshares' Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         4.16  BROKERS AND  FINDERS.  Except as set forth in Section 4.16 of the
               --------------------
Connecticut Bancshares Disclosure Schedule, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         4.17 INSURANCE.  Connecticut Bancshares and each Connecticut Bancshares
              ---------
Subsidiary are insured for reasonable amounts with reputable insurance companies against such risks as management of Connecticut Bancshares and any Connecticut Bancshares Subsidiary reasonably has determined to be prudent for companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by contracts currently in effect and applicable laws and regulations. Section 4.17 of the Connecticut Bancshares Disclosure Schedule sets forth all policies of insurance maintained by Connecticut Bancshares or any Connecticut Bancshares Subsidiary as of the date hereof and any claims thereunder in excess of $25,000 since March 31, 2000. Since April 1, 2000, neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has received any notice of termination of any such insurance coverage or increase in the premiums therefor or has any reason to believe that any such insurance coverage will be terminated or the premiums therefor increased (except for increases in premiums in the ordinary course of business).

         4.18 PROPERTIES.  Section 4.18 of the Connecticut Bancshares Disclosure
              ----------
Schedule sets forth the street address of all real property in which Connecticut Bancshares or any Connecticut Bancshares Subsidiary has an ownership or leasehold interest (specifying, as to each, whether owned or leased) and identifies all properties on which any Connecticut Bancshares Subsidiary operates a bank branch. All real and personal property owned by Connecticut Bancshares or any Connecticut Bancshares Subsidiary or presently used by any of them in its respective business are in good condition (ordinary wear and tear excepted) and are sufficient to carry on its business in the ordinary course of business consistent with their past practices. Each of Connecticut Bancshares and each Connecticut Bancshares Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the properties and assets, real and personal, reflected on the consolidated statement of financial condition of Connecticut Bancshares contained in the Connecticut Bancshares Financial Statements dated December 31, 2002 or acquired, through merger or otherwise, after such date (other than those disposed of for fair value after such date), except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (iv) as reflected on the consolidated statement of financial condition of Connecticut Bancshares contained in the Connecticut Bancshares Financial Statements dated December 31, 2002. All real and personal property leased or licensed by Connecticut Bancshares or any Connecticut Bancshares
Subsidiary are held pursuant to leases or licenses that are valid and enforceable in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and no such real property lease will terminate or lapse prior to the Effective Time, except as disclosed in Section 4.18 of the Connecticut Bancshares Disclosure Schedule.

         4.19 LABOR. No work stoppage  involving  Connecticut  Bancshares or any
              -----
Connecticut Bancshares Subsidiary is pending or, to the best knowledge of Connecticut Bancshares, threatened. Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary is involved in, or to the best knowledge of Connecticut Bancshares, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees. Employees of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Connecticut Bancshares' knowledge there have been no efforts to unionize or organize any employees of Connecticut Bancshares or any Connecticut Bancshares Subsidiary.

         4.20 CERTAIN TRANSACTIONS. Since December 31, 2002, neither Connecticut
              --------------------
Bancshares nor any Connecticut Bancshares Subsidiary has been a party to any off-balance-sheet transactions involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions, except as set forth in Section 4.20 of the Connecticut Bancshares Disclosure Schedule.

         4.21 FAIRNESS OPINION.  Connecticut  Bancshares has received an opinion
              ----------------
from Sandler O'Neill & Partners, L.P. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the shareholders of Connecticut
Bancshares pursuant to this Agreement is fair to such shareholders from a financial point of view, and Sandler O'Neill & Partners, L.P. has consented to the inclusion of such written opinion in the Proxy Statement.

         4.22     LOAN PORTFOLIO.
                  --------------

                  4.22.1 The allowance for possible losses reflected in Connecticut Bancshares' audited consolidated statement of financial condition contained in the Connecticut Bancshares Financial Statements dated December 31, 2002 was, and the allowance for possible losses shown on the balance sheets in Connecticut Bancshares' Securities Documents for dates after December 31, 2002 will be, adequate in all material respects, as of the dates thereof, under GAAP.

                  4.22.2 Section 4.22.2 of the Connecticut Bancshares Disclosure Schedule sets forth a listing, as of June 30, 2003, by account, of: (A) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Impaired" (as contemplated under FAS 114), "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list", or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by Connecticut Bancshares or any Connecticut Bancshares Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

                  4.22.3 All loans receivable (including discounts) and accrued interest entered on the books of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries arose out of bona fide arm's-length transactions, were
                                     ---- ----
made for good and valuable consideration in the ordinary course of Connecticut Bancshares' or the appropriate Connecticut Bancshares Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are, in all material respects, valid, true and genuine and are what they purport to be, except as set forth in Section 4.22.3 of the Connecticut Bancshares Disclosure Schedule. The loans, discounts and the accrued interest reflected on the books of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in Section 4.22.3 of the Connecticut Bancshares Disclosure Schedule, all such loans are owned by Connecticut

Bancshares or the appropriate Connecticut Bancshares Subsidiary free and clear of any liens.

                  4.22.4 All pledges, mortgages, deeds of trust and other collateral documents or security instruments relating to all notes or other evidences of indebtedness referred to in Section 4.22.3 are, in all material respects, valid, true and genuine, and what they purport to be.

         4.23     REQUIRED VOTE; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES.
                  --------------------------------------------------------

                   4.23.1 The affirmative vote of the holders of a majority of outstanding shares of Connecticut Bancshares Common Stock and entitled to vote is necessary to approve this Agreement and the transactions contemplated hereby (including the Bank Merger) on behalf of Connecticut Bancshares.

                  4.23.2 No "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation or provision of Connecticut Bancshares' Certificate of Incorporation or By-Laws is applicable to this Agreement and the transactions contemplated hereby.

         4.24  MATERIAL  INTERESTS  OF CERTAIN  PERSONS.  Except as set forth in
               ----------------------------------------
Section 4.24 of the Connecticut Bancshares Disclosure Schedule, no officer or director of Connecticut Bancshares or a Connecticut Bancshares Subsidiary, or any "associate" (as such term is defined in Rule 14a-l under the Exchange Act) of any such officer or director, (i) has any material interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries, or (ii) is indebted to, or has the right under a line of credit to borrow from, Connecticut Bancshares or any Connecticut Bancshares Subsidiary.

         4.25  JOINT  VENTURES.  Section  4.25  of  the  Connecticut  Bancshares
               ---------------
Disclosure Schedule sets forth (i) the identities of all Joint Ventures in which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is participating, (ii) a list of agreements relating to such Joint Ventures, (iii) the identities of the other participants in the Joint Venture, (iv) the percentage of the Joint Venture owned by each participant, (v) copies of the most recent available financial statements (on an audited basis if available) of such Joint Ventures, and (vi) the amount of the investment or contractually binding commitment of Connecticut Bancshares or any Connecticut Bancshares Subsidiary to invest in such Joint Venture.

         4.26 INTELLECTUAL PROPERTY. Connecticut Bancshares and each Connecticut
              ---------------------
Bancshares Subsidiary own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer programs and applications (in both source code and object code form) and tangible and intangible proprietary information or material that are used in their businesses ("Intellectual Property"), and all such Intellectual Property is described in Section 4.26 of the Connecticut Bancshares Disclosure Schedule. Neither Connecticut Bancshares nor any Connecticut Bancshares Subsidiary has any material undisclosed liability with respect to (i) the Intellectual Property or (ii) licenses, sublicenses and other agreements as to which

Connecticut Bancshares or any Connecticut Bancshares Subsidiary is a party and pursuant to which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software which are incorporated in, or form a part of any Connecticut Bancshares or any Connecticut Bancshares Subsidiary product.

         4.27  DISCLOSURES.  None  of  the  representations  and  warranties  of
               -----------
Connecticut Bancshares and SBM or any of the written information or documents furnished or to be furnished by Connecticut Bancshares or SBM to NHSB in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF NHSB

         NHSB represents and warrants to Connecticut Bancshares and SBM that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the NHSB Disclosure Schedule delivered by NHSB to Connecticut Bancshares on the date hereof. Unless otherwise specified, any reference to NHSB in this Article V shall include NEWCO and any direct or indirect Subsidiary of NHSB. No representation or warranty of NHSB contained herein shall be deemed untrue or incorrect, and NHSB shall not be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event, unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph in this Article V, as applicable, there is reasonably likely to exist a Material Adverse Effect. The mere inclusion of an item in the NHSB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by NHSB that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the NHSB Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

         5.1   CAPITAL   STRUCTURE.   As  of  the   date   hereof,   NHSB  is  a
               -------------------
Connecticut-chartered savings bank in mutual form and, as a result, has no authorized or outstanding capital stock. Upon consummation of the Conversion, NHSB will be a duly organized Connecticut-chartered savings bank in stock form and will have authorized capital stock as set forth in its Certificate of Incorporation.

         5.2      ORGANIZATION, STANDING AND AUTHORITY OF NHSB.
                  --------------------------------------------

                  5.2.1 NHSB is a mutual savings bank duly organized and in legal existence under the laws of the State of Connecticut with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and is duly licensed or qualified to do business and is in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. The deposit accounts of NHSB are insured by the FDIC through the BIF to the maximum extent permitted by the FDIA. NHSB has paid all premiums and assessments required by the FDIC. NHSB has heretofore delivered or made available to Connecticut Bancshares, true and complete copies of the Certificate of Incorporation and Bylaws of NHSB as in effect on the date hereof.

                  5.2.2 Prior to the filing of the Conversion Registration Statement, NEWCO will be duly organized and validly existing under the DGCL.

                  5.2.3 NHSB is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein.

         5.3      AUTHORIZED AND EFFECTIVE AGREEMENT.
                  ----------------------------------

                  5.3.1 NHSB has all requisite corporate power and authority to enter into this Agreement and the Bank Merger Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Conversion and/or the Plan by the Corporators) to perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of NHSB except for approval of the Conversion and/or the Plan by the Corporators. This Agreement has been duly and validly executed and delivered by NHSB and, assuming due authorization, execution and delivery by Connecticut Bancshares and SBM, constitutes the legal, valid and binding obligation of NHSB, enforceable against NHSB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Bank Merger Agreement, upon execution and delivery by NHSB, will have been duly and validly executed and delivered by NHSB and, assuming due authorization, execution and delivery by Connecticut Bancshares and SBM, constitutes the legal, valid and binding obligation of NHSB, enforceable against NHSB in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  5.3.2 Neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby (including the Conversion) nor compliance by NHSB with any of the provisions hereof or thereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of NHSB,
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of NHSB pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NHSB is a party, or by which any of its properties or assets may be bound or affected, or
(iii) subject to receipt of all
required governmental, Corporator, and Board of Director approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to NHSB.

                  5.3.3 Except for (i) the filing of applications and notices with, and the consents and approvals of, the applicable Bank Regulators, (ii) the filing and effectiveness of the Conversion Registration Statement with the SEC in connection with the Conversion, (iii) the approval of the Conversion and/or the Plan by the requisite vote of the Corporators, (iv) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger, (v) the filing of a copy of the Bank Merger Agreement and the approval of the commissioner of the Connecticut Department of Banking with the Connecticut Secretary of the State in connection with the Bank Merger, and (vi) compliance with applicable state securities or "blue sky" laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of NHSB in connection with the execution and delivery of this Agreement or the Bank Merger Agreement, the consummation of the Merger by NEWCO, and the consummation of the Bank Merger by NHSB.

                  5.3.4 As of the date hereof, NHSB is not aware of any reasons relating to NHSB why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement.

         5.4      FINANCIAL STATEMENTS.
                  --------------------

                  5.4.1 NHSB has previously made available to Connecticut Bancshares the NHSB Financial Statements. The NHSB Financial Statements have been prepared in accordance with GAAP and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of NHSB and the NHSB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

                  5.4.2 At the date of each balance sheet included in the NHSB Financial Statements, NHSB did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such NHSB Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         5.5 MATERIAL  ADVERSE  CHANGE.  Since March 31, 2003 to the date hereof
             -------------------------
(i) NHSB has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement, and excluding the incurrence of expenses in connection with the transactions contemplated hereby and the transactions contemplated by or referred to in the Plan), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on NHSB.

         5.6      TAX MATTERS.
                  -----------

                  5.6.1 NHSB (taking into account any extension of time within which to file which has not expired) has timely filed all Tax Returns required by applicable law to be filed by it in respect of all applicable Taxes required to be paid through the date hereof and will timely file any such Tax Returns required to be filed prior to the Effective Time with respect to Taxes required to be paid through the Effective Time. NHSB has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all Taxes required to be paid in respect of the periods covered by such Tax Returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all Taxes for any subsequent periods ending on or prior to the Effective Time. To the knowledge of NHSB, NHSB will have no liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any Tax Returns filed by NHSB is pending or, to the best of NHSB's knowledge, threatened and, to the best of NHSB's knowledge, there is no basis for any Tax authority to assess any additional Taxes for any period for which Tax Returns have been filed.

                  5.6.2 NHSB has withheld and paid all Taxes required to be paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder or other third party.

                  5.6.3 All Tax Returns filed by NHSB are complete and accurate, in all material respects. NHSB is not delinquent in the payment of any Tax, assessment or governmental charge, or has requested any extension of time within which to file any Tax Returns in respect of any fiscal year or portion thereof which have not since been filed. Except as set forth in Section 5.6.3 of the NHSB Disclosure Schedule, the Tax Returns of NHSB have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against NHSB as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to NHSB to extend the period of limitations for the assessment or collection of any Tax and no power of attorney has been granted by NHSB with respect to any Tax matter currently in force.

                  5.6.4 Except as set forth in Section 5.6.4 of the NHSB Disclosure Schedule, NHSB has made no payments, is obligated to make no payments, and is party to no agreement that could obligate it to make any payments that will not be deductible under Section 280G of the

Code.

                  5.6.5 Except as set forth in Section 5.6.5 of the NHSB Disclosure Schedule, NHSB (i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by NHSB (NHSB does not have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  5.6.6 As used in this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, highway, estimated or other tax of any kind whatsoever, including any interest, penalties or addition thereto, whether disputed or not, imposed by any government or quasi-government authority; and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         5.7 LEGAL  PROCEEDINGS.  Except as set forth in Section 5.7 of the NHSB
             ------------------
Disclosure Schedule, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of NHSB, threatened against NHSB or against any asset, interest or right of NHSB, or against any officer, director or employee of any of them, and NHSB is not a party to any order, judgment or decree.

         5.8      COMPLIANCE WITH LAWS.
                  --------------------

                  5.8.1 NHSB has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business in all material respects as it is currently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of NHSB, no suspension or cancellation of any of the same is threatened.

                  5.8.2 Except as set forth in Section 5.8.2 of the NHSB Disclosure Schedule, NHSB is not in violation of its respective Certificate of Incorporation, Charter or other chartering instrument or Bylaws, or to its knowledge, in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking
(including without limitation all regulatory capital requirements), municipal securities, insurance, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency and, to the best knowledge of NHSB along with its executive officers and directors, is not in violation of any Securities Laws; and NHSB has not received
any  written  notice  or  communication   from  any
federal, state or local governmental authority asserting that NHSB is in violation of any of the foregoing, which violation has not been corrected on a prospective basis in all material respects. NHSB is not subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks), and it has not received any written communication requesting that it enter into any of the foregoing. Since March 31, 2000, no regulatory agency has initiated any proceeding or, to the best knowledge of NHSB, investigation into the business or operations of NHSB. NHSB has not received any objection from any regulatory agency to NHSB's response to any violation, criticism or exception with respect to any report or statement relating to any examination of NHSB.

         5.9 BROKERS AND FINDERS. Except as set forth in Section 5.9 of the NHSB
             -------------------
Disclosure Schedule, neither NHSB nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

         5.10 DISCLOSURES. None of the representations and warranties of NHSB or
              -----------
any of the written information or documents furnished or to be furnished by NHSB to Connecticut Bancshares in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby (including the Bank Merger), when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

         5.11 FINANCIAL  ABILITY.  On the Effective Date and through the date of
              ------------------
payment of the aggregate amount of cash payable pursuant to Article III hereof, NHSB or NEWCO will have the funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to holders of Connecticut Bancshares Common Stock and Options pursuant to Section 3.3 hereof.


                                   ARTICLE VI

                   COVENANTS OF CONNECTICUT BANCSHARES AND SBM

         6.1      CONDUCT OF BUSINESS.
                  -------------------

                  6.1.1 Affirmative  Covenants.  Except with the written consent
                        ----------------------
of NHSB, during the period from the date of this Agreement to the Effective Time, Connecticut Bancshares will operate its business, and it will cause each of the Connecticut Bancshares Subsidiaries to operate its business, only in the usual, regular and ordinary course of business; use its reasonable best efforts in good faith to preserve intact its business organization and assets, keep available the present services of the employees, maintain its rights and franchises, and preserve the goodwill of its customers and others with whom business relationships exist; and voluntarily take no action which would or be reasonably likely to (i) adversely affect the ability of Connecticut Bancshares or SBM to obtain any necessary approvals of Governmental Entities required for the transactions contemplated hereby or under the Bank Merger Agreement or increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement or the Bank Merger Agreement.

                  6.1.2  Negative Covenants.  Connecticut Bancshares agrees that
                         ------------------
from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement and except to the extent required by law or regulation or any Governmental Entity, or consented to by NHSB in writing, Connecticut Bancshares will not, and will cause each of the Connecticut Bancshares Subsidiaries not to:

                  (a) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law;

                  (b) change the number of shares of its authorized capital stock;

                  (c) issue any capital stock or issue or grant any option, restricted stock award, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries, or any securities convertible into shares of such stock; except that Connecticut Bancshares may issue shares of Connecticut Bancshares Common Stock or permit treasury shares to become outstanding to satisfy currently outstanding Company Restricted Stock awards or Options exercised prior to the Effective Date under and in accordance with the terms of the Connecticut Bancshares Option Plans described in Section 4.1 hereof;

                  (d)  effect  any  recapitalization,   reclassification,  stock
dividend, stock split or like change in capitalization, or redeem, repurchase or otherwise acquire any shares of its capital stock;

                  (e) declare or pay any dividends or other distributions with respect to its capital stock except for dividends paid by any Connecticut Bancshares Subsidiary to Connecticut Bancshares, and except for a quarterly cash dividend not to exceed $0.18 per share through December 31, 2003 and $0.20 per share thereafter, with payment and record dates consistent with past practice. The Board of Directors of Connecticut Bancshares shall cause its last quarterly dividend record date prior to the Effective Time to occur on the day immediately preceding the Effective Date (the "Final Dividend Record Date") with the dividend amount to be calculated as follows: the quotient of $0.80 divided by 365, multiplied by the number of days between the Final Dividend Record Date and the record date of the immediately preceding dividend paid by Connecticut Bancshares;

                  (f) enter into or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business or except as set forth in
Section 6.1.2(f) of the Connecticut Bancshares Disclosure Schedule;

                  (g) except in the ordinary course of business consistent with past practice, incur any liabilities or obligations (excluding customer deposit accounts and commercial "Bottom Line" repurchase agreements), whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument other than borrowings from the Federal Home Loan Bank of Boston reflected on the Connecticut Bancshares Financial Statements as of June 30, 2003, plus five percent (5%);

                  (h)  make  any  capital  expenditures  in  excess  of  $50,000 individually or $250,000 in the aggregate, except pursuant to binding commitments existing on the date hereof and as set forth in Section 6.1.2(h) of the Connecticut Bancshares Disclosure Schedule and except for expenditures reasonable and necessary to maintain assets in good repair;

                  (i) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed in Section 6.1.2(i) of the Connecticut Bancshares Disclosure Schedule, and the renewal of existing lines of credit, make any new loan or other credit facility commitment or increase any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of the following limitations without prior consultation with and approval from NHSB's Executive Vice President - Business Banking (which approval shall not be unreasonably withheld and, if granted, shall be granted in a timely manner):

                        (i)    unsecured loan in excess of $500,000;
                        (ii) residential first mortgage loan in excess of $1,000,000;
                        (iii) residential construction loan in excess of $1,000,000;
                        (iv) commercial and industrial loan in excess of $2,000,000;
                        (v) commercial real estate loan in excess of $3,000,000;
                        (vi) commercial construction loan in excess of $2,000,000;
                        (vii) consumer loan (including home equity loan) in excess of $500,000;
                        (viii) residential development,  acquisition, and
                               construction loan in excess of $4,000,000;  and
                        (ix) loans of new monies to criticized borrowers or borrowing relationships (unless the criticism has been corrected at the time of advance) shall not be made in any amount.

and, provided that, the outstanding balance of each of the following portfolios shall not increase by more than the lesser of (A) fifteen percent (15%) or (B) $10,000,000 over the balance of the respective portfolio at June 30, 2003, without prior consultation with and approval from NHSB's Executive Vice President - Business Banking (which approval shall not be unreasonably withheld and, if granted, shall be granted in a timely manner):

                        (i) loans or other credit facility commitments to condominium associations;
                        (ii) loans or other credit facility commitments to finance personal property leases;
                        (iii)  loans  or  other   credit   facility commitments
                               with respect to and/or secured by special use properties, including without limitation, golf courses, motels, hotels and the like; and
                        (iv)   loans with  respect to the  construction  of
                               residential   or  commercial   property  and
                               secured by same;

                  (j) (i) grant any increase in rates of compensation to its non-officer employees other than in the ordinary course of business consistent with past practice provided that no such increase shall result in an annual adjustment of more than 4% without prior consultation with and approval from NHSB; grant any increase in rates of compensation to, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to its directors or to its officers except for non-discretionary payments required by agreements existing as of the date hereof and set forth on Schedule 6.1.2(j)(i) of the Connecticut Bancshares Disclosure Schedule without prior consultation with and approval from NHSB; grant any increases in compensation or bonuses to its non-officer employees other than in the ordinary course of business consistent with past practice and other than cash bonuses that are reasonable and necessary to compensate Connecticut Bancshares or SBM employees in lieu of option grants between the date hereof through the Effective Date, in consultation with the Chief Operating Officer of NHSB; enter into any employment, severance or similar agreements or arrangements with any director or employee; adopt or amend or terminate any employee benefit plan, pension plan or incentive plan except as required by law or the terms of such plan or as provided in Section 6.1.2(j)(i) of the Connecticut Bancshares Disclosure Schedule, or permit the vesting of any material amount of benefits under any such plan other than pursuant to the provisions thereof as in effect on the date of this Agreement; or make any contributions to any Connecticut Bancshares Employee Plan not in the ordinary course of business consistent with past practice; or make any contributions to Connecticut Bancshares' Employee Stock Ownership Plan (the "ESOP"), other than regular periodic contributions sufficient to cover regularly scheduled debt service with respect to the ESOP, with no prepayment thereof permitted; or

                           (ii) increase the number of (A) non-officer personnel
employed by Connecticut Bancshares or any Connecticut Bancshares Subsidiary over the staffing level previously authorized as set forth in Section 6.1.2(j)(ii) of the Connecticut Bancshares Disclosure Schedule, or (B) officers employed by Connecticut Bancshares or any Connecticut Bancshares Subsidiary over the number of such officers currently so employed, without the prior consent of NHSB's Chief Operating Officer.

                  (k) make application for the opening or closing of any, or open or close any, branch or automated banking facility, except that, with the prior written consent of NHSB, it may proceed with negotiations for and the opening of a branch at the location referred to in Section 6.1.2(k) of the Connecticut Bancshares Disclosure Schedule;

                  (l) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with customary banking practices;

                  (m) subject to Section 6.10 hereof, merge into, consolidate with, affiliate with, or be purchased or acquired by, any other Person, or permit any other Person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral in the ordinary course of its business, acquire a significant portion of the assets of any other Person, or sell a significant portion of its assets;

                  (n) make any change in its accounting methods or practices, except changes as may be required by GAAP or by law or regulatory requirements;

                  (o) enter into any off-balance sheet transaction involving interest rate and currency swaps, options and futures contracts, or any other similar derivative transactions other than to hedge forward loan sale commitments in the ordinary course of business consistent with past practices;

                  (p) except for commitments outstanding as of June 30, 2003, invest in or commit to invest in, or otherwise increase, decrease or alter its investment in, any existing or new Joint Venture;

                  (q) except as set forth in Section 6.1.2(q) of the Connecticut Bancshares Disclosure Schedule, make any material change in policies in existence as of the date of this Agreement with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies, except as may be required by changes in applicable law or regulations or by GAAP;

                  (r) waive, release, grant or transfer any rights of value or modify or change any existing agreement or indebtedness to which Connecticut Bancshares or any Connecticut Bancshares Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (s) purchase any debt securities below investment grade "A" or any equity securities (other than index funds of no more than $5 million in the aggregate), or purchase any security for its investment portfolio inconsistent with Connecticut Bancshares' or any Connecticut Bancshares Subsidiary's current investment policy, or otherwise take any action that would materially alter the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of collateralized mortgage obligations
(CMO) and mortgage-backed securities (MBS) (changes in mix, maturity or interest rate risk profile arising from (a) sale of all or part of the equity securities portfolio, (b) changes in open-market interest rates, or (c) changes in CMO/MBS prepayment speeds are not subject to the limitations of this Section 6.1.2(s));

                  (t) enter into, renew, extend or modify any other transaction with any Affiliate;

                  (u) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or severance agreement or similar agreement;

                  (v) except for the execution of this Agreement, and actions taken or which will be taken in accordance with the provisions of this Agreement, take any action that would give rise to an acceleration of the right to payment to any individual under any Connecticut Bancshares Employee Plan;

                  (w) without the prior consultation and consent of NHSB's Executive Vice President - Business Banking, sell any participation interest in any existing or newly originated loan other than as permitted under Section 6.1.2(i), or acquire a participation in any loan that would properly be included in the Connecticut Bancshares Commercial and Industrial Loan Portfolio except as set forth in and subject to the restrictions of Section 6.1.2(i) hereof;

                  (x) enter into any new or depart from any existing line of business;

                  (y) materially increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                  (z) take any action that (i) would, or is reasonably likely to, prevent or impede the Merger from qualifying as a qualified stock purchase within the meaning of Section 338 of the Code or (ii) is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article IX not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation; or

                  (aa) agree to do any of the foregoing.

         6.2  CURRENT  INFORMATION.  During  the  period  from  the date of this
              --------------------
Agreement to the Effective Time, Connecticut Bancshares will cause one or more of its representatives to confer with representatives of NHSB and report on the general status of its ongoing operations at such times as NHSB may reasonably request, which reports shall include, but not be limited to, discussion of the possible termination by Connecticut Bancshares or SBM of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Connecticut Bancshares or any of its Subsidiaries in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Connecticut Bancshares shall not be obligated to take any such action prior to the Effective Time and, unless Connecticut Bancshares otherwise agrees, no conversion shall take place prior to the Effective Time. Connecticut Bancshares will promptly notify NHSB of any material change from the normal course of the business of Connecticut Bancshares or any Connecticut Bancshares Subsidiary or in the operation of the properties of Connecticut Bancshares or any Connecticut Bancshares Subsidiary and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving Connecticut Bancshares or any Connecticut Bancshares Subsidiary. With respect to such events, Connecticut Bancshares will also provide NHSB such information as NHSB may reasonably request from time to time. Within twenty-five (25) days after the end of each month, Connecticut Bancshares will deliver to NHSB an unaudited consolidated balance sheet and an unaudited consolidated statement of operations, without related notes, for such month prepared in accordance with Connecticut Bancshares' current financial reporting practices.

         6.3  ACCESS TO  PROPERTIES  AND  RECORDS.  In order to  facilitate  the
              -----------------------------------
consummation of the Merger and the Bank Merger and the integration of the business and operations of the parties, subject to Section 12.1 hereof and subject to applicable laws relating to exchange of information, Connecticut Bancshares will permit NHSB and its officers, employees, counsel, accountants and other authorized representatives, access, upon reasonable notice, to its personnel and properties and those of the Connecticut Bancshares Subsidiaries, and shall disclose and make available to NHSB during normal business hours throughout the period prior to the Effective Time all of the books, papers and records of Connecticut Bancshares or any Connecticut Bancshares Subsidiary relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or other strategic alternatives) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which NHSB may have a reasonable interest; provided, however, that Connecticut Bancshares shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. Connecticut Bancshares shall provide and shall request its auditors to provide NHSB with such historical financial information regarding Connecticut Bancshares and any Connecticut Bancshares Subsidiary (and related audit reports and consents) as NHSB may reasonably request for securities disclosure purposes. NHSB shall use reasonable efforts to minimize any interference with Connecticut Bancshares' and any Connecticut Bancshares Subsidiary's regular business operations during any such access to Connecticut Bancshares' or any Connecticut Bancshares Subsidiary's personnel, property, books or records. Connecticut Bancshares and its Subsidiaries shall permit NHSB, at NHSB's expense, to cause so-called "Phase I Environmental Site Assessments" and/or "Phase II Environmental Site Assessments" to be performed at any physical location owned or operated by Connecticut Bancshares or any Connecticut Bancshares Subsidiary and, to the extent Connecticut Bancshares or the applicable Connecticut Bancshares Subsidiary has the contractual right to do so, at any Loan Property or Participation Facility.

         6.4      FINANCIAL AND OTHER STATEMENTS.
                  ------------------------------

                  6.4.1 Promptly upon receipt thereof, Connecticut Bancshares will furnish to NHSB copies of each annual, interim or special audit of the books of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries made by its independent accountants and/or its internal auditors and copies of all internal control reports submitted to Connecticut Bancshares by such accountants and/or internal auditors in connection with each annual, interim or special audit of the financial statements of Connecticut Bancshares and the Connecticut Bancshares Subsidiaries made by such accountants and/or internal auditors.

                  6.4.2 As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, Connecticut Bancshares will deliver to NHSB any and all Securities Documents filed by it with the SEC under the Securities Laws. As soon as practicable, Connecticut Bancshares will furnish to NHSB copies of all such financial statements and reports as it or any Connecticut Bancshares Subsidiary shall send to its shareholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby.

                  6.4.3 Connecticut Bancshares will advise NHSB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of Connecticut Bancshares or any of the Connecticut Bancshares Subsidiaries.

                  6.4.4 Connecticut Bancshares will promptly furnish to NHSB such additional financial data as NHSB may reasonably request, including without limitation, detailed routine monthly loan reports and other reports that Connecticut Bancshares routinely produces.

         6.5 MAINTENANCE OF INSURANCE.  Connecticut  Bancshares  shall maintain,
             ------------------------
and shall cause its Subsidiaries to maintain, such insurance in such amounts as are reasonable to cover such risks management of Connecticut Bancshares and any Connecticut Bancshares Subsidiary reasonably has determined to be prudent and as are customary in relation to the character and location of its and their respective properties and the nature of its and their respective businesses consistent with past practices.

         6.6  DISCLOSURE  SUPPLEMENTS.  From time to time prior to the Effective
              -----------------------
Time, Connecticut Bancshares and SBM will promptly supplement or amend the Connecticut Bancshares Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Connecticut Bancshares Disclosure Schedule or which is necessary to correct any information in such Connecticut Bancshares Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Connecticut Bancshares Disclosure Schedule shall be deemed to have modified the representation, warranties and covenants for the purpose of determining satisfaction of the conditions set forth in Article IX.

         6.7 CONSENTS AND  APPROVALS OF THIRD  PARTIES.  Connecticut  Bancshares
             -----------------------------------------
shall use all reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement. Without limiting the generality of the foregoing, Connecticut Bancshares shall utilize the services of a professional proxy soliciting firm to help obtain the shareholder vote required to be obtained by it hereunder.

         6.8 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein
             -----------------------
provided, Connecticut Bancshares shall use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement.

         6.9  FAILURE  TO  FULFILL  CONDITIONS.  In the event  that  Connecticut
              --------------------------------
Bancshares determines that a condition to its obligation to complete the Merger or the Bank Merger cannot be fulfilled and that it will not waive that condition, it will immediately so notify NHSB.

         6.10  ACQUISITION  PROPOSALS.  (a)  From  and  after  the  date of this
               ----------------------
Agreement and until the termination of this Agreement, Connecticut Bancshares agrees that neither it nor any of Connecticut Bancshares' Subsidiaries shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. Connecticut Bancshares further agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts in good faith to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Connecticut Bancshares or its Board of Directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Connecticut Bancshares Board of Directors receives from the Person so requesting such information an executed confidentiality agreement substantially similar to that entered into with NHSB; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of Connecticut Bancshares, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Connecticut Bancshares Board of Directors determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and (ii) the Connecticut Bancshares Board of Directors determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is at least as reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and, if consummated, would result in a transaction more favorable to the Connecticut Bancshares' shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by Connecticut Bancshares in compliance with this Section 6.10 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." Connecticut Bancshares agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. Connecticut Bancshares agrees that it will notify NHSB immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with Connecticut Bancshares or any of its representatives after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep NHSB informed of any material developments with respect thereto immediately upon the occurrence thereof.

(b) In the event that the Board of Directors of Connecticut Bancshares determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it desires to accept a Superior Proposal, it shall notify NHSB in writing of its intent to terminate this Agreement in order to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the material terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. NHSB shall have five Business Days to evaluate and respond to Connecticut Bancshares' notice. If NHSB notifies Connecticut Bancshares in writing prior to the expiration of the five Business Day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the "NHSB Proposal"), then Connecticut Bancshares shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by NHSB shall specify the new Merger Consideration. Connecticut Bancshares shall have five Business Days to evaluate the NHSB Proposal.

(c) In the event the Superior Proposal involves consideration to Connecticut Bancshares' shareholders consisting of securities, in whole or in part, a NHSB Proposal shall be deemed to be at least equal to the Superior Proposal, if the NHSB Proposal offers Merger Consideration that equals or exceeds the consideration being offered to Connecticut Bancshares' shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 10 trading days immediately preceding the date of the NHSB Proposal, or (b) the written valuation of such securities by a nationally recognized investment banking firm selected if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an exhibit to the NHSB Proposal.

(d) In the event that the Board of Directors Connecticut Bancshares determines in good faith, upon the advice of its financial advisor and outside counsel, that the NHSB Proposal is not at least equal to the Superior Proposal, Connecticut Bancshares can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to Connecticut Bancshares' shareholders of, the Superior Proposal as provided in Section 11.1.10.

         6.11 BOARD OF DIRECTORS AND COMMITTEE MEETINGS.  Connecticut Bancshares
              -----------------------------------------
shall provide to NHSB (a) notice of any and all regular meetings of the Board of Directors of Connecticut Bancshares or SBM, which notice shall be no less timely than the notice required to be provided to Connecticut Bancshares' or SBM's directors, and (b) at such time as customarily provided to Connecticut Bancshares' and SBM's directors, copies of all written materials (i) accompanying any such notices, (ii) presented to the participants of any and all such meetings, and (iii) copies of drafts of meeting minutes and credit memoranda produced with respect to such meeting excluding, however, any materials pertaining to NHSB, the transactions contemplated by this Agreement, and any third party proposal to acquire a controlling interest in Connecticut Bancshares or SBM.

         6.12  RESERVES AND  MERGER-RELATED  COSTS.  On or before the  Effective
               -----------------------------------
Time, Connecticut Bancshares shall use its reasonable best efforts in good faith to establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of Connecticut Bancshares and SBM to those of NHSB (as such practices and methods are to be applied to Connecticut Bancshares and SBM from and after the Closing Date) and NHSB's plans with respect to the conduct of the business of Connecticut Bancshares and SBM following the Merger and otherwise to reflect Merger-related expenses and costs incurred by Connecticut Bancshares, provided, however, that Connecticut Bancshares shall not be required to take such action unless NHSB agrees in writing that all conditions to Closing set forth in Article IX have been satisfied or waived (including the expiration of any applicable waiting periods but excluding the delivery of certificates and other documents to be delivered at the Closing); prior to the delivery by NHSB of the writing referred to in the preceding clause, Connecticut Bancshares
shall,  upon  NHSB's  request,   provide  NHSB  a  written  statement  that  the
representation made in Section 4.22.1, hereof with respect to Connecticut Bancshares' allowance for possible loan losses is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by Connecticut Bancshares or any Connecticut Bancshares Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute a breach of this Agreement within the meaning of Section 11.1.2 hereof. No action shall be required to be taken by Connecticut Bancshares pursuant to this Section 6.12 if, in the opinion of Connecticut Bancshares' independent auditors, such action would contravene GAAP.

         6.13     TRANSACTION EXPENSES OF CONNECTICUT BANCSHARES.
                  ----------------------------------------------

                  6.13.1 For planning purposes, Connecticut Bancshares shall, within thirty (30) days from the date hereof, provide NHSB with Connecticut Bancshares' estimated budget of transaction-related expenses reasonably anticipated to be payable by Connecticut Bancshares in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Connecticut Bancshares shall promptly notify NHSB if or when it determines that it expects to exceed its budget.

                  6.13.2 Promptly after the execution of this Agreement, Connecticut Bancshares shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Connecticut Bancshares shall accrue and/or pay all of such amounts that are actually due and owing as soon as possible.

                  6.13.3 Connecticut Bancshares shall advise NHSB monthly of all out-of-pocket expenses that Connecticut Bancshares has incurred in connection with the transactions contemplated by this Agreement (including the Bank Merger).

                                   ARTICLE VII

                                COVENANTS OF NHSB

         7.1  DISCLOSURE  SUPPLEMENTS.  From time to time prior to the Effective
              -----------------------
Time, NHSB will promptly supplement or amend the NHSB Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such NHSB Disclosure Schedule or which is necessary to correct any information in such NHSB Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such NHSB Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

         7.2  CONSENTS  AND  APPROVALS  OF THIRD  PARTIES.  NHSB  shall  use all
              -------------------------------------------
reasonable best efforts in good faith to obtain as soon as practicable all consents and approvals of any other Persons, including the Corporators, necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement, including the Conversion.

         7.3 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein
             -----------------------
provided, NHSB agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Bank Merger Agreement, including the Conversion. It is NHSB's intention that the Closing shall occur as soon as practicable following the consummation of the Conversion.

         7.4 FAILURE TO FULFILL  CONDITIONS.  In the event that NHSB  determines
             ------------------------------
that a condition to its obligation to complete the Merger or the Bank Merger Agreement cannot be fulfilled and that it will not waive that condition, it will immediately so notify Connecticut Bancshares.

         7.5  NEWCO  ORGANIZATIONAL  DOCUMENTS.  Prior  to  the  filing  of  the
              --------------------------------
Conversion Registration Statement, NEWCO will be a corporation duly organized and in good standing or legal existence, as appropriate, under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as then conducted and shall be duly licensed or qualified to do business and be in good standing or legal existence, as appropriate, in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Promptly following the organization of NEWCO, the Board of Directors thereof shall approve this Agreement and the transactions contemplated hereby, and NHSB shall cause NEWCO to execute and deliver an appropriate instrument of accession to this Agreement, whereupon NEWCO shall become a party to, and be bound by, this Agreement. On the Effective Date, NEWCO will be a bank holding company under the BHCA.

         7.6      EMPLOYEES AND EMPLOYEE BENEFITS.
                  -------------------------------

                  7.6.1 NHSB anticipates employing substantially all branch office customer service employees of SBM and such other employees of SBM as NHSB shall reasonably require for the conduct of NHSB's business following the Effective Time. NHSB may, after consultation with SBM, pay a retention bonus to certain key employees in an amount to be determined by NHSB in its sole discretion, in the event such employee remains in the employ of Connecticut Bancshares or SBM through the Effective Time and is an employee of NHSB or NEWCO for a period of time to be negotiated between NHSB and each such key employee. Each SBM employee whose employment is terminated at the Effective Time shall be eligible to receive COBRA health care continuation benefits as required by law.

                  7.6.2 Each employee of SBM who remains employed by NEWCO or NHSB following the Effective Time (each, a "Continuing Employee") shall be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans that NEWCO or NHSB may continue for the benefit of Continuing Employees following the Effective Time and (ii) whatever employee benefit plans and other compensation and benefit plans that NEWCO or a NEWCO Subsidiary may maintain for the benefit of its similarly situated employees on an equitably equivalent basis, if such Continuing Employee is not otherwise then participating in a similar plan. The parties hereto acknowledge that Continuing Employees shall be eligible to participate in any stock option plan or employee stock ownership plan implemented by NEWCO after the Effective Time based upon the same criteria as other employees of NHSB or NEWCO. Continuing Employees shall be eligible to receive credit for service with Connecticut Bancshares and the Connecticut Bancshares Subsidiaries under any existing NHSB employee plan, NHSB benefit plan or NHSB personnel policy in which such employees would be eligible to enroll or participate for purposes of determining eligibility to participate and vesting therein but not for purposes of calculating benefits thereunder; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Each Continuing Employee shall be credited with service as an SBM employee for purposes of determining their status under NHSB's policies with respect to vacation, sick and other leave. With respect to the NHSB defined benefit pension plan, each Continuing Employee shall be credited with service as an SBM employee for purposes of determining eligibility under the early retirement, normal retirement and disability provisions of such plan. With respect to any NHSB plan which is a health, life or disability insurance plan, each Continuing Employee shall not be subject to any pre-existing condition limitation for conditions covered under such plans and each such plan which provides health insurance benefits shall honor any deductible and out-of-pocket expenses incurred under any comparable SBM plan for the year in which the Effective Time occurs. Nothing herein shall limit the ability of NHSB or NEWCO to amend or terminate any of the Connecticut Bancshares Employee Plans in accordance with their terms at any time. NHSB shall consult with Connecticut Bancshares prior to the Effective Time as to the advisability of outplacement assistance for any Continuing Employee whose employment is terminated within six months of the Effective Date. The structure of such assistance will be in the sole discretion of NHSB, at a cost not to exceed $30,000.

                  7.6.3 Section 7.6.3 of the Connecticut  Bancshares  Disclosure
Schedule contains all employment and change of control, severance and similar agreements, arrangements, policies or programs with any employee or director of Connecticut Bancshares or any Connecticut Bancshares Subsidiary ("Benefit Agreements"). At and following the Effective Time, NHSB and NEWCO shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations of Connecticut Bancshares existing as of the Effective Time under the Benefit Agreements other than those employment agreements, change in control agreements and supplemental executive retirement plans covered by the Termination and Release Agreements referenced in
Section 7.6.5 hereof. NHSB acknowledges (i) that the consummation of the Merger will constitute a "change-in-control" of Connecticut Bancshares for purposes of any of the Benefit Agreements of Connecticut Bancshares (except where otherwise set forth in Section 7.6.3 of the Connecticut Bancshares Disclosure Schedule). Any employee of Connecticut Bancshares or any of its Subsidiaries who is a party to an agreement (excluding the employment agreements, change in control agreements and supplemental retirement agreements covered by the Termination and Release Agreements referenced in Section 7.6.5 hereof) which has been set forth in Section 7.6.3 of the Connecticut Bancshares Disclosure Schedule (the "Executive Agreements") who becomes entitled to benefits thereunder shall be entitled to receive the cash and other benefits payable or provided under such agreement; provided, however, that the employee executes and delivers to NHSB an instrument in form and substance satisfactory to NHSB releasing NHSB and its affiliates from any further liability for monetary payments under such agreement. Connecticut Bancshares represents and warrants that the amounts set forth in Section 7.6.3 of the Connecticut Bancshares Disclosure Schedule (A) have been calculated in a manner consistent with, and according to, the provisions of the Executive Agreements (copies of which have been furnished by Connecticut Bancshares to NHSB) and (B) represent good faith estimates of the amounts payable as of the future date specified therein based upon assumptions regarding interest rates, compensation or the assumed Closing Date, which have been set forth in Section 7.6.3 of the Connecticut Bancshares Disclosure Schedule, and (ii) the amounts payable under such Executive Agreements will not exceed, individually or in the aggregate, the amounts set forth in Section 7.6.3 of the Connecticut Bancshares Disclosure Schedule (except to the extent that any good faith estimates set forth in Section 7.6.3 of Connecticut Bancshares's Disclosure Schedule change due to changes in interest rates or the assumed Closing Date). To the extent that an employee of Connecticut Bancshares or any of its Subsidiaries is entitled to the continued receipt of health insurance, life insurance, disability insurance, automobile allowance or other similar fringe benefits pursuant to an Executive Agreement, and such employee becomes a director, officer, employee or consultant of NEWCO or any of its Subsidiaries following the Effective Time and as a result becomes entitled to receive the same fringe benefits in his or her capacity as a director, officer, employee or consultant of NEWCO or any of its Subsidiaries, then the fringe benefits provided to such person shall be deemed to be provided in connection with such person's service as a director, officer, employee or consultant of NEWCO or any of its Subsidiaries for so long as such person serves in such capacity and shall be in lieu of, and not in addition to (and for the sole purpose to avoid duplication of benefits), the same fringe benefits that would have otherwise been provided pursuant to the Executive Agreement.

                  7.6.4 The ESOP shall be terminated as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding ESOP indebtedness shall be repaid as of the Effective Time, and the balance remaining with respect to unallocated shares held by the ESOP prior to the Effective Time shall be allocated and distributed to the ESOP participants (subject to the receipt of a determination letter from the IRS), as provided for in the ESOP and unless otherwise required by applicable law. As soon as practicable after the date hereof, Connecticut
Bancshares shall file a request for a determination letter from the IRS regarding the continued qualified status of the ESOP upon its termination. Prior to the Effective Time, Connecticut Bancshares and, following the Effective Time, NHSB shall use their respective reasonable best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations described herein as may be requested by the IRS as a condition to its issuance of a favorable determination letter). NHSB and NEWCO will adopt such additional amendments to the ESOP as may be reasonably required by the IRS subsequent to the Effective Time as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in an additional material liability to NHSB or NEWCO. Neither Connecticut Bancshares nor NHSB shall make any distribution from the ESOP except as may be required by applicable law until receipt of such favorable determination letter.

                  7.6.5 Concurrently with the execution of this Agreement by the parties hereto, (i) each of Richard P. Meduski, Charles L. Pike, Douglas K. Anderson, Roger A. Sommerville and SBM, Connecticut Bancshares and NHSB shall enter into a Termination and Release Agreement substantially in the form of Exhibit D-1 hereto, (ii) each of Nancy A. Elliott, Harry S. Gaucher, III, John
H.  Hamby,  Michael  J.  Hartl,  Dale B.  Lynch,  Christopher  Martin,  Patricia
McLaughlin, Brian A. Orenstein, John F. Smith, William T. Thomas, Joyce R. Trainer, Carol L. Yungk and SBM, Connecticut Bancshares and NHSB shall enter into a Termination and Release Agreement substantially in the form of Exhibit D-2, and (iii) each of Richard P. Meduski, Charles L. Pike, Douglas K. Anderson, Roger A. Sommerville shall enter into a Noncompetition Agreement substantially in the form of Exhibit E hereto.

         7.7      DIRECTORS AND OFFICERS INDEMNIFICATION AND INSURANCE.
                  ----------------------------------------------------

                  7.7.1 NHSB shall maintain, and/or shall cause NEWCO to maintain, in effect for six (6) years following the Effective Time, the current directors' and officers' liability insurance policies maintained by Connecticut Bancshares and the Connecticut Bancshares Subsidiaries (provided, that NHSB may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall NHSB be required to expend in the aggregate pursuant to this Section 7.7.1 more than 150% of the annual cost currently expended by Connecticut Bancshares with respect to such insurance. In connection with the foregoing, Connecticut Bancshares agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

                  7.7.2 From and after the Effective Time, NHSB shall, and/or shall cause NEWCO or the appropriate NEWCO Subsidiary to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of Connecticut Bancshares or SBM (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of NEWCO, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, investigative or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Connecticut Bancshares or a Connecticut Bancshares Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law and under Connecticut Bancshares' Certificate of Incorporation and Bylaws. NEWCO shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated or determined not to be entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify NEWCO (but the failure so to notify NEWCO shall not relieve it from any liability which it may have under this Section 7.7.2, except to the extent such failure prejudices NEWCO) and shall deliver to NEWCO the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) NEWCO shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption NEWCO shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if NEWCO elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between NEWCO and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and NEWCO shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) NEWCO shall be obligated pursuant to this paragraph to pay for only one (1) firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one (1) law firm, (3) NEWCO shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Connecticut Bancshares or any Connecticut Bancshares Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Connecticut Bancshares or any Connecticut Bancshares Subsidiary. The determination shall be made by a majority vote of a quorum consisting of the Directors of NEWCO who are not involved in such proceeding.

                  7.7.3 If NHSB, NEWCO or any of their successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then in each case, proper provision shall be made so that the successors and assigns of NHSB and NEWCO shall assume the obligations set forth in this Section 7.7.

                  7.7.4 NHSB shall honor and/or shall cause NEWCO to honor Connecticut Bancshares' "Directors' Consultation Plan" as it exists as of the date hereof.

         7.8 CONNECTICUT  BANCSHARES MAIN OFFICE.  NHSB shall occupy, or cause a
             -----------------------------------
third party to occupy, the Connecticut Bancshares main office building located at 923 Main Street, Manchester, Connecticut 06045 for a period of twenty-four
(24) months after the Effective Date.

         7.9  CHARITABLE  FOUNDATION.  NHSB  acknowledges  and  agrees  that SBM
              ----------------------
Charitable Foundation, Inc., the charitable foundation affiliated with Connecticut Bancshares, is in existence and will continue to be operated for the benefit of Connecticut Bancshares' community, notwithstanding that it is NHSB's intention that The New Haven Savings Bank Foundation, Inc., the charitable foundation affiliated with NHSB and/or a new charitable foundation to be established in connection with the Conversion, may at some time subsequent to the Effective Date, service each of Connecticut Bancshares' and NHSB's respective communities.

         7.10 DIRECTORSHIPS. On or prior to the Effective Time, each of NHSB and
              -------------
NEWCO agrees to take all action necessary (i) to increase the size of their respective Boards of Directors, if necessary, to accommodate the appointment and election of, and (ii) to appoint or elect, effective as of the Effective Time, two (2) non-employee directors of Connecticut Bancshares as of the date hereof who are designated by NHSB and NEWCO.

         7.11 MAINTENANCE OF SBM LIQUIDATION ACCOUNT. NHSB shall take all action
              --------------------------------------
as  of  the  Effective  Time  to  comply  with  the   requirements   of  Section
36-142m-10(c) of the Regulations of the Department.


                                  ARTICLE VIII

                          REGULATORY AND OTHER MATTERS

         8.1      CONNECTICUT BANCSHARES SPECIAL MEETING.
                  --------------------------------------

         Connecticut Bancshares will, in accordance with applicable law and Connecticut Bancshares' Certificate of Incorporation and Bylaws, (i) as promptly as reasonably practicable take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Connecticut Bancshares Shareholders Meeting") for the purpose of approving the transactions contemplated by this Agreement, and for such other purposes as may be, in Connecticut Bancshares' and NHSB's reasonable judgment, necessary or desirable, (ii) subject to the fiduciary responsibility of the Board of Directors of Connecticut Bancshares as advised by counsel, recommend to its shareholders the approval of the aforementioned matters to be submitted by it to its shareholders and oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated herein (including the Bank Merger), and (iii) cooperate and consult with NHSB with respect to each of the foregoing matters. Except with the prior approval of NHSB, no other matters shall be submitted for approval of the Connecticut Bancshares shareholders at the Connecticut Bancshares Shareholders Meeting.

         8.2      PROXY STATEMENT.
                  ---------------

                  8.2.1 For the purposes of holding the Connecticut Bancshares Shareholders Meeting, Connecticut Bancshares shall draft and prepare, and NHSB shall cooperate in the preparation of, a proxy statement or statements satisfying all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement in the form mailed by Connecticut Bancshares to the Connecticut Bancshares shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement"). Connecticut Bancshares shall file the Proxy Statement with the SEC in accordance with its Regulation 14A under the Exchange Act. Connecticut Bancshares shall upon expiration of the period of time within which the SEC may comment on the preliminary Proxy Statement, thereafter promptly mail the Proxy Statement to its shareholders.

                  8.2.2 NHSB shall provide Connecticut Bancshares with any information concerning NHSB that Connecticut Bancshares may reasonably request in connection with the drafting and preparation of the Proxy Statement, and Connecticut Bancshares shall notify NHSB promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to NHSB promptly copies of all correspondence between Connecticut Bancshares or any of its representatives and the SEC. Connecticut Bancshares shall give NHSB and its counsel the opportunity to review and comment on the Proxy Statement prior to its being filed with the SEC and shall give NHSB and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of NHSB and Connecticut Bancshares agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Connecticut Bancshares Common Stock entitled to vote at the Connecticut Bancshares Shareholders Meeting at the earliest practicable time.

                  8.2.3 NHSB and Connecticut Bancshares each shall promptly notify the other party if at any time either of them, respectively, becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact about themselves required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, NHSB shall cooperate with Connecticut Bancshares in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission, and Connecticut Bancshares shall mail an amended Proxy Statement to Connecticut Bancshares' shareholders.

         8.3  NHSB  CONVERSION.  Commencing  promptly  after  the  date  of this
              ----------------
Agreement, NHSB will take all steps reasonably necessary to effect the Conversion. In addition, without limiting the generality of the foregoing, NHSB shall cause the following to be done:

                  8.3.1 NHSB will (i) as promptly as practicable after receipt of all approvals or non-objections necessary from the applicable Bank Regulators, take all steps necessary to duly call, give notice of, convene and hold a special meeting or meetings of the Corporators for the purpose of approving the Plan and for such other purposes as may be, in the reasonable judgment of NHSB, necessary or desirable, and (ii) recommend to its Corporators the approval of the aforementioned matters to be submitted by it to its Corporators, and (iii) cooperate and consult with Connecticut Bancshares with respect to each of the foregoing matters.

                  8.3.2 NHSB will use its reasonable  best efforts in good faith
(i) to prepare and file by September 30, 2003 all required regulatory applications and notices required in connection with the Merger, the Bank Merger and the Conversion, including, without limitation, filing applications with the Department, the FDIC, and the FRB and (ii) to effectuate the provisions of the Plan in a timely manner. NHSB shall notify Connecticut Bancshares promptly of the receipt of any comments with respect to such applications and notices from the Department, the FDIC, the FRB or any other Governmental Entity and of any requests (written or oral) by the Department, the FDIC, the FRB or any Governmental Entity for any amendment or supplement to such regulatory applications and notices or for additional information and shall provide to Connecticut Bancshares promptly copies of all correspondence between NHSB or any of its representatives and the Department, the FDIC, the FRB or any other Governmental Entity. NHSB shall give Connecticut Bancshares and its counsel the opportunity to review and comment on all required regulatory applications required in connection with the Merger, the Bank Merger and the Conversion and all amendments and supplements to the foregoing and all responses to the requests for additional information and replies to comments prior to their being filed with, or sent to, any Governmental Entity or the SEC, the FRB, the FDIC or the Department.

                  8.3.3 NHSB shall prepare as promptly as practicable (using its reasonable best efforts in good faith to effect the preparation on or before September 30, 2003) and Connecticut Bancshares shall co-operate in the preparation of, the Conversion Registration Statement and the Conversion Prospectus. NHSB shall file the Conversion Registration Statement with the SEC and all appropriate State Securities Offices. NHSB shall use its reasonable best efforts in good faith to have the Conversion Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and on a basis coordinated with the other steps required in the Plan.

                  8.3.4 Connecticut Bancshares shall provide NHSB with any information concerning it that NHSB may reasonably request in connection with the Conversion Prospectus.

Connecticut Bancshares shall provide NHSB a "comfort" letter from its independent certified public accountant, dated as of the date of the Conversion Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding Connecticut Bancshares, in form and substance which is customary in transactions such as the Conversion and NHSB shall notify Connecticut Bancshares promptly of the receipt of any comments of the SEC, the FRB, the FDIC or the Department with respect to the Conversion Prospectus and of any requests by the SEC, the FRB, the FDIC or the Department for any amendment or supplement thereto or for additional information, and shall provide to Connecticut Bancshares promptly copies of all correspondence between NHSB or any representative of NHSB and the SEC, the FRB, the FDIC or the Department. NHSB shall give Connecticut Bancshares and its counsel the opportunity to review and comment on the Conversion Prospectus prior to its being filed with the SEC, the FRB, the FDIC or the Department and shall give Connecticut Bancshares and its counsel the opportunity to review and comment on all amendments and supplements to the Conversion Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, the FRB, the FDIC or the Department. Each of NHSB and Connecticut Bancshares agrees to use their reasonable best efforts, after consultation with the other party hereto, in good faith to respond promptly to all such comments of and requests by the SEC, the FRB, the FDIC or the Department.

                  8.3.5 Connecticut Bancshares shall promptly notify NHSB if at any time it becomes aware that the Conversion Prospectus or the Conversion Registration Statement contains any untrue statement of a material fact or omits to state a material fact with respect to Connecticut Bancshares or a Connecticut Bancshares Subsidiary required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Connecticut Bancshares shall cooperate with NHSB in the preparation of a supplement or amendment to such Conversion Prospectus, which corrects such misstatement or omission, and NHSB shall file an amended Conversion Registration Statement with the SEC. Connecticut Bancshares shall provide to NHSB and the marketing agent for the sale of NEWCO Common Stock in the Offering a "comfort" letter from the independent certified public accountants for Connecticut Bancshares, dated as of the effective date of the Conversion Registration Statement with respect to certain financial information regarding Connecticut Bancshares, each in form and substance which is customary in transactions such as the Conversion.

         8.4 REGULATORY APPROVALS. Each of Connecticut Bancshares,  SBM and NHSB
             --------------------
will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including without limitation the Merger, the Bank Merger, the Conversion and the Offering. Connecticut Bancshares and NHSB will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Conversion Prospectus, the
Proxy Statement and any application, petition or any other statement or application made by or on behalf of NHSB, Connecticut Bancshares or SBM to any governmental body in connection with the Conversion, the Merger, the Bank Merger, the Offering and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, NHSB, Connecticut Bancshares and SBM shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

         8.5  COMPLIANCE  WITH  ANTI-TRUST  LAWS.  Each of NHSB and  Connecticut
              ----------------------------------
Bancshares   shall  use  reasonable  best  efforts  in  good  faith  to  resolve objections, if any, which may be asserted with respect to the Merger under anti-trust laws. In the event a suit is threatened or instituted challenging the Merger as violative of anti-trust laws, each of NHSB and Connecticut Bancshares shall use reasonable best efforts in good faith to avoid the filing of, or resist or resolve such suit, NHSB and Connecticut Bancshares shall use reasonable best efforts in good faith to take such action as may be required:
(a) by the FRB, the Connecticut Banking Commissioner, and the Antitrust Division of the DOJ or the United States Federal Trade Commission in order to resolve such objections as any of them may have to the Merger under antitrust laws, or
(b) by any federal or state court of the United States, in any suit brought by a private party or Governmental Entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts in good faith shall not include, among other things and only to the extent NHSB so desires, the willingness of NHSB to accept an order agreeing to the divestiture, or the holding separate, of any assets of NHSB or Connecticut Bancshares.

         8.6 EXECUTION OF BANK MERGER  AGREEMENT.  Prior to the Effective  Time,
             -----------------------------------
SBM and NHSB each shall execute and deliver the Bank Merger Agreement, substantially in the form attached hereto as Exhibit A.


                                   ARTICLE IX

                               CLOSING CONDITIONS

         9.1 CONDITIONS TO EACH PARTY'S  OBLIGATIONS  UNDER THIS AGREEMENT.  The
             -------------------------------------------------------------
respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

                  9.1.1    Stockholder, Corporator and Other Approvals.
                           -------------------------------------------
                           (i)      This  Agreement  shall have been approved by
                                    the  requisite  vote  of   shareholders   of
                                    Connecticut Bancshares.

                           (ii) The Plan shall have been approved by the requisite vote of Corporators and by the requisite vote of any others as may be required.

                  9.1.2 Injunctions. None of the parties hereto shall be subject
                        -----------
to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  9.1.3   Regulatory   Approvals.   All   necessary   approvals,
                          ----------------------
authorizations and consents of all Governmental Entities required to consummate the transactions contemplated by this Agreement, including the Merger, the Bank Merger and the Conversion, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions or in mutual-to-stock conversions, that would, in the good faith reasonable judgment of the Board of Directors of NHSB and Connecticut Bancshares, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of Connecticut Bancshares, SBM and NHSB or otherwise materially impair the value of Connecticut Bancshares or SBM to NHSB.

                  9.1.4 Conversion.  NHSB shall have consummated the Conversion.
                        ----------

         9.2  CONDITIONS TO THE  OBLIGATIONS OF NHSB UNDER THIS  AGREEMENT.  The
              ------------------------------------------------------------
obligations of NHSB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing:

                  9.2.1  Representations  and  Warranties.  Except as  otherwise
                         --------------------------------
contemplated by this Agreement or consented to in writing by NHSB, the representations and warranties of Connecticut Bancshares and SBM set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by NHSB; provided, however, that (i) in determining whether or not the condition contained in this
Section 9.2.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this Section 9.2.1 shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct constitute, individually or in the aggregate, a Material
Adverse Effect on Connecticut Bancshares and SBM, taken as a whole; and Connecticut Bancshares shall have delivered to NHSB a certificate of Connecticut Bancshares to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Connecticut Bancshares as of the Effective Time.

                  9.2.2  Agreements  and  Covenants.  As of  the  Closing  Date,
                         --------------------------
Connecticut Bancshares and each Connecticut Bancshares Subsidiary shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of Connecticut Bancshares and such Connecticut Bancshares Subsidiary to be performed or complied with by each of them at or prior to the Effective Date under this Agreement, except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a

Material Adverse Effect on Connecticut Bancshares and the Connecticut Bancshares Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby, and NHSB shall have received a certificate signed on behalf of Connecticut Bancshares by the Chief Executive Officer and Chief Financial Officer of Connecticut Bancshares to such effect dated as of the Effective Time.

                  9.2.3 Permits, Authorizations, Etc. Connecticut Bancshares and
                        ----------------------------
the Connecticut Bancshares Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger by Connecticut Bancshares and the Bank Merger by SBM, the failure to obtain which would have a Material Adverse Effect on Connecticut Bancshares and the Connecticut Bancshares Subsidiaries, taken as a whole.

                  9.2.4  Accountants'   Letter.   NHSB  shall  have  received  a
                         ---------------------
"comfort" letter from the independent certified public accountants for Connecticut Bancshares, dated the effective date of the Conversion Registration Statement, with respect to certain financial information regarding Connecticut Bancshares, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

                  9.2.5 No Material  Adverse  Effect.  Since January 1, 2003, no
                        ----------------------------
event has occurred or circumstance has arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Connecticut Bancshares.

         9.3 CONDITIONS TO THE OBLIGATIONS OF CONNECTICUT  BANCSHARES UNDER THIS
             -------------------------------------------------------------------
AGREEMENT.  The obligations of Connecticut Bancshares under this Agreement shall
---------
be further  subject to the  satisfaction of the conditions set forth in Sections
9.3.1 through 9.3.4 at or prior to the Closing:

                  9.3.1  Representations  and  Warranties.  Except as  otherwise
                         --------------------------------
contemplated by this Agreement or consented to in writing by Connecticut Bancshares, the representations and warranties of NHSB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Connecticut Bancshares; provided, however, that (i) in determining whether or not the condition contained in this Section 9.3.1 shall be satisfied, no effect shall be given to any exceptions in such representations and warranties relating to materiality or Material Adverse Effect and (ii) the condition contained in this
Section  9.3.1  shall be deemed  to be  satisfied  unless  the  failure  of such
representations   and   warranties  to  be  so  true  and  correct   constitute,
individually or in the aggregate, a Material Adverse Effect on NHSB; and NHSB shall have delivered to Connecticut Bancshares a certificate of NHSB to such effect signed by the Chief Executive Officer and the Chief Financial Officer of NHSB as of the Effective Time.

                  9.3.2 Agreements and Covenants.  As of the Closing Date, NEWCO
                        ------------------------
and NHSB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of NEWCO and NHSB to be performed or complied with by them at or prior to the Effective Date under this Agreement except to the extent that any failure to perform or comply shall not individually, or in the aggregate, have a Material Adverse Effect on NEWCO, NHSB and the NHSB Subsidiaries, taken as a whole, or materially adversely affect consummation of the Merger and other transactions contemplated hereby; and Connecticut Bancshares shall have received a certificate signed on behalf of NHSB and NEWCO by the Chief Executive Officer and Chief Financial Officer of each of NEWCO and NHSB to such effect dated as of the Effective Time.

                  9.3.3 Permits, Authorizations,  Etc. NEWCO and NHSB shall have
                        -----------------------------
obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, the Bank Merger and the Conversion by NEWCO and NHSB, the failure to obtain which would have a Material Adverse Effect on NEWCO, NHSB, and its Subsidiaries, taken as a whole.

                  9.3.4  Payment  of  Merger  Consideration.   NHSB  shall  have
                         ----------------------------------
delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide Connecticut Bancshares with a certificate evidencing such delivery.


                                    ARTICLE X

                                   THE CLOSING

         10.1 TIME AND PLACE.  Subject to the  provisions  of Articles IX and XI
              --------------
hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Tyler Cooper & Alcorn, LLP, 205 Church Street, New Haven, Connecticut at 10:00 a.m. on the date determined by NHSB, in its sole discretion, upon five (5) days prior written notice to Connecticut Bancshares, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or at such other place, date or time upon which NHSB and Connecticut Bancshares mutually agree.

         10.2 DELIVERIES AT THE CLOSING. At the Closing there shall be delivered
              -------------------------
(i) to NHSB and Connecticut Bancshares the certificates and other documents and instruments required to be delivered at the Closing under Article IX hereof and
(ii) to the Exchange Agent on behalf of Connecticut Bancshares the Merger Consideration required to be delivered at the Closing under Section 9.3.4 hereof.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 TERMINATION. This Agreement may be terminated at any time prior to
              -----------
the Closing Date, whether before or after approval of the Merger by the stockholders of Connecticut Bancshares:

                  11.1.1 By the mutual written agreement of NHSB and Connecticut Bancshares;

                  11.1.2 By either NHSB or Connecticut Bancshares (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party such that the conditions set forth in Sections
9.2.1 or 9.3.1, as the case may be, would not be satisfied and such breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by NHSB to Connecticut Bancshares (or by Connecticut Bancshares to NHSB) of such breach;

                  11.1.3 By either NHSB or Connecticut Bancshares (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party such that the conditions set forth in Sections 9.2.2 or 9.3.2, as the case may be, would not be satisfied and such failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice by NHSB to Connecticut Bancshares (or by Connecticut Bancshares to NHSB) of such failure;

                  11.1.4 By (a) Connecticut Bancshares, if NHSB shall not have received all required regulatory approvals, authorizations, consents and non-objections required in connection with the Merger and the Bank Merger and the Conversion (except only for any approvals, authorizations, consents and non-objections with respect to the Conversion to be received following the completion of the Offering and before the consummation of the Conversion) and the Conversion Registration Statement shall not have been declared effective by the Securities and Exchange Commission within the meaning of the Securities Laws by August 16, 2004, or (b) either NHSB or Connecticut Bancshares, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by NHSB and Connecticut Bancshares; provided, that no party may terminate this Agreement pursuant to either clause (a) or (b) of this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's breach of any of its obligations under this Agreement;

                  11.1.5 By either NHSB or Connecticut Bancshares if (a) the shareholders of Connecticut Bancshares shall have voted at the Connecticut Bancshares Shareholders Meeting on the Agreement and such vote shall not have been sufficient to approve the Agreement; (b) the Corporators shall have voted at a meeting of the Corporators and such vote shall not have been sufficient to approve the Plan; or (c) any other party as may be required to vote on the Plan shall have voted at a meeting of such party and such vote shall not have been sufficient to approve the Plan;

                  11.1.6 By either NHSB or Connecticut Bancshares (i) if final action has been taken by a Government Entity whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby (other than the Conversion), which final action (x) has become unappealable and (y) does not approve or state a non-objection to this Agreement or the Bank Merger Agreement or the transactions contemplated hereby or thereby, (ii) if any regulatory authority whose approval or non-objection is required in connection with this Agreement or the Bank Merger Agreement and the transactions contemplated hereby or thereby (other than the Conversion) has stated in writing that it will not issue the required approval or non-objection, or (iii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.7 By either NHSB or Connecticut Bancshares (i) if final action has been taken by a Government Entity whose approval or non-objection is required in connection with the Conversion, which final action (x) has become unappealable and (y) does not approve or state a non-objection to the Conversion, or (ii) if any regulatory authority whose approval or non-objection is required in connection with the Conversion has stated in writing that it will not issue the required approval or non-objection, (iii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Conversion and such order, decree, ruling or other action shall have become final and nonappealable;

                  11.1.8 By (a) Connecticut Bancshares (provided that Connecticut Bancshares is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of Connecticut Bancshares to consummate the Merger or the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled (except, with respect to the condition precedent set forth in Section 9.3.3, such permits, authorizations, consents, waivers, clearances or approvals with respect to the Conversion to be received following the completion of the Offering and before the consummation of the Conversion) by August 16, 2004 or (b) either NHSB or Connecticut Bancshares (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger or the Bank Merger, as set forth in Article IX, cannot be satisfied or fulfilled by the Termination Date;

                  11.1.9 By NHSB if (a) at any time prior to the Connecticut Bancshares Shareholder meeting, the Connecticut Bancshares Board of Directors shall have failed for any reason to make its recommendation referred to in
Section 8.1, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of NHSB, or
(ii) the Connecticut Bancshares Board of Directors shall have failed for any reason to call, give notice of, convene and hold the Connecticut Bancshares Shareholder Meeting;

                  11.1.10 By NHSB if a tender offer or exchange offer for 25% or more of the outstanding shares of Connecticut Bancshares Common Stock is commenced (other than by NHSB), and the Connecticut Bancshares Board of Directors recommends that the shareholders of Connecticut Bancshares tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act;

                  11.1.11 At any time prior to the Connecticut Bancshares Shareholders Meeting, by Connecticut Bancshares in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by Connecticut Bancshares and the Connecticut Bancshares Board of Directors in compliance with
Section 6.10 hereof, provided, however, that this Agreement may be terminated by Connecticut Bancshares pursuant to this Section 11.1.11 only after the fifth Business Day following NHSB's receipt of written notice from Connecticut Bancshares advising NHSB that Connecticut Bancshares is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, NHSB does not, in its sole discretion, make an offer to Connecticut Bancshares that the Connecticut Bancshares' Board of Directors determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

         For purposes of this Section 11.1, termination of this Agreement by NHSB shall be deemed to constitute a termination on behalf of NEWCO.

         11.2     EFFECT OF TERMINATION.
                  ---------------------

                  11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.1, 11.3, 12.1, 12.2, 12.6, 12.9, 12.10, this Section 11.2, and (ii) any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

                  11.2.2 In recognition of the efforts, expenses and other opportunities foregone by NHSB while structuring and pursuing the Merger, the parties hereto agree that Connecticut Bancshares shall pay to NHSB a termination fee of Thirty Million Dollars ($30,000,000) (the "Connecticut Bancshares Termination Fee") in the manner and subject to the conditions set forth below only if:

                           (i) this Agreement is terminated by NHSB pursuant to Section 11.1.9 or 11.1.10;
                           (ii) this Agreement is terminated by (A) NHSB pursuant to Sections 11.1.2 or 11.1.3, or (B) by either NHSB or Connecticut Bancshares pursuant to Section 11.1.5(a), and in the case of any termination pursuant to clause (A) or
                                 (B) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Connecticut Bancshares or the Connecticut Bancshares Board of Directors (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of Connecticut Bancshares contemplated by this Agreement at the Connecticut Bancshares Shareholder Meeting, in the case of clause (B), or the date of termination of this Agreement, in the case of clause (A); or
                           (iii) this Agreement is terminated by Connecticut
                                 Bancshares pursuant

                                 to Section 11.1.11.

                  In the event the Connecticut Bancshares Termination Fee shall become payable pursuant to Section 11.2.2(i) or (ii), (x) Connecticut Bancshares shall pay to NHSB an amount equal to Ten Million Dollars ($10,000,000) on or before the third Business Day following termination of this Agreement, and (y) if within 18 months after such termination Connecticut Bancshares or a Connecticut Bancshares Subsidiary enters into any agreement with respect to, or consummates, any Acquisition Transaction, Connecticut Bancshares shall pay to NHSB the Connecticut Bancshares Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Transaction. In the event the Connecticut Bancshares Termination Fee shall become payable pursuant to Section 11.2.2(iii), Connecticut Bancshares shall pay to NHSB the entire Connecticut Bancshares Termination Fee within three Business Days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 11.2.2 shall be paid by wire transfer of immediately available funds to an account designated by NHSB.

                  11.2.3 In the event of a termination of this Agreement pursuant to Section 11.1.2 or 11.1.3 hereof resulting from the willful conduct or gross negligence of a party, such party shall be obligated to reimburse the other party for up to Two Million Dollars ($2,000,000) of out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (collectively referred to as "Costs"). The payment of Costs is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity or as is contemplated herein. Notwithstanding anything to the contrary herein, if (i) Connecticut Bancshares makes the payment contemplated in Section 11.2.2 of this Agreement or (ii) if NHSB makes the payment contemplated in Section 11.3 of this Agreement, such party shall not have any further liability to the other party (or its Subsidiaries), whether for Costs, breach or otherwise.

                  11.2.4 Except as provided in Sections 11.2.2, 11.2.3 and 11.3, whether or not the Merger is consummated, all Costs incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such Costs.

                  11.2.5 In no event shall any officer, agent or director of Connecticut Bancshares, any Connecticut Bancshares Subsidiary, NHSB or any NHSB Subsidiary, be personally liable thereunder for any default by any party in any of its obligations hereunder unless any such default was intentionally caused by such officer, agent or director.

         11.3     NHSB SPECIAL PAYMENT.
                  --------------------

                  11.3.1 NHSB Special  Payment.  As a condition  of  Connecticut
                         ---------------------
Bancshares' willingness to, and in order to induce Connecticut Bancshares to, enter into this Agreement, and to reimburse Connecticut Bancshares for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, NHSB hereby agrees to pay to Connecticut Bancshares, as liquidated damages and in lieu of any other rights or remedies under this Agreement, a cash payment in the amount of Thirty Million Dollars ($30,000,000) (the "Special Payment") only if (i) the Agreement is terminated pursuant to Section 11.1.5(b) or 11.1.5(c) of this Agreement, or (ii) the Agreement is terminated pursuant to Section 11.1.6 or 11.1.7, or (iii) NHSB otherwise does not consummate the Merger by no later than the Termination Date or such later date agreed as contemplated in Section 11.1.4(b), or (iv) Connecticut Bancshares has terminated this Agreement in accordance with Section 11.1.2 or Section 11.1.3 because NHSB has intentionally and willfully breached any of its representations or warranties herein or intentionally and willfully failed to perform or comply with any of its covenants or agreements herein, to such extent as to permit such termination (each of such reasons for termination being hereinafter referred to as the "Special Payment Event"). Notwithstanding the foregoing, NHSB shall have no obligation to make the Special Payment to Connecticut Bancshares if the Special Payment Event is primarily due to a breach of a representation or warranty of Connecticut Bancshares (subject to the standard set forth in Section 9.2.1 of this Agreement) or a breach by Connecticut Bancshares of one or more covenants in this Agreement (subject to the standard set forth in Section 9.2.2 of this Agreement), which breach of representation, warranty or covenant is the principal cause of the occurrence of the Special Payment Event.

                  11.3.2  Payments  Required.  Any  payment  required to be made
                          ------------------
under this Section 11.3 shall be paid by NHSB to Connecticut Bancshares by wire transfer of immediately available funds to an account designated by Connecticut Bancshares within three (3) Business Days after demand by Connecticut Bancshares.

                  11.3.3 Exclusivity of Remedy.  Notwithstanding anything to the
                         ---------------------
contrary set forth in this Agreement, if NHSB pays or causes to be paid to Connecticut Bancshares the Special Payment, NHSB will not have any further obligations or liabilities to Connecticut Bancshares or SBM with respect to this Agreement or the transactions contemplated by this Agreement.

                  11.3.4 Return of Portion of NHSB Special Payment. In the event
                         -----------------------------------------
NHSB pays the Special Payment to Connecticut Bancshares and prior to the earlier of (a) October 15, 2006 or (b) two years after demand for payment from Connecticut Bancshares pursuant to Section 11.3.2 of this Agreement, Connecticut Bancshares or a Connecticut Bancshares Subsidiary consummates any acquisition or merger transaction pursuant to which the shareholders of Connecticut Bancshares are entitled to receive per share merger consideration in excess of $51.60 (the "Benchmark Price"), Connecticut Bancshares shall pay to NHSB Fifteen Million Dollars ($15,000,000). The Benchmark Price shall be adjusted for any subsequent stock dividends or splits by Connecticut Bancshares. The Benchmark Price shall be determined on the date of closing of such acquisition or merger transaction. If the consideration in such transaction includes or consists of shares of capital stock of another entity, the value of such shares shall equal the average of the last sales prices for such shares on the five trading days ending on the day prior to the consummation of such transaction. Any amount that becomes payable pursuant to this Section 11.3.4 shall be paid by wire transfer of immediately available funds to an account designed by NHSB within ten (10) Business Days of the closing of such acquisition or merger transaction.

         11.4 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any
              -------------------------------
time prior to the Effective Time (whether before or after approval thereof by the shareholders of Connecticut Bancshares), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Connecticut Bancshares, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to Connecticut Bancshares' shareholders or Option holders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 CONFIDENTIALITY. Except as specifically set forth herein, NHSB and
              ---------------
Connecticut Bancshares mutually agree to be bound by the terms of the confidentiality agreements dated February 27, 2003 and March 13, 2003 (collectively, the "Confidentiality Agreements") previously executed by the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

         12.2  PUBLIC  ANNOUNCEMENTS.  Connecticut  Bancshares  and  NHSB  shall
               ---------------------
cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, except as may be otherwise required by law, and neither Connecticut Bancshares nor NHSB shall issue any joint news releases with respect to this Agreement unless such news releases have been mutually agreed upon in writing by the parties hereto, except as required by law.

         12.3 SURVIVAL.  All  representations,  warranties and covenants in this
              --------
Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Date, other than those covenants set forth in Sections 2.4, 2.5, 2.6, 2.7, 7.6, 7.7, 7.8, 7.9 and 7.11,
or any other covenant that by its terms is to survive or be performed after the Effective Date.

         12.4 NOTICES. All notices or other communications hereunder shall be in
              -------
writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or fax addressed as follows:

         If to Connecticut Bancshares or SBM, to:

         923 Main Street
         Manchester, Connecticut 06040
         Attention: Richard P. Meduski, President and Chief Executive Officer
         Fax: (860) 533-3346

         With required copies to:

         Muldoon Murphy & Faucette, LLP
         5101 Wisconsin Avenue, N.W.
         Washington D.C.  20016
         Attention: Douglas P. Faucette, Esq.
         Fax: (202) 966-9409

         If to NHSB, to:

         195 Church Street
         New Haven, Connecticut 06510
         Attention: Peyton R. Patterson, President
         Fax: (203) 789-2650

         With required copies to:

         Tyler Cooper & Alcorn, LLP
         185 Asylum Street / 35th Floor
         Hartford, Connecticut 06103
         Attention: William W. Bouton III, Esq.
         Fax: (860) 278-3802

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         12.5  PARTIES IN  INTEREST.  This  Agreement  shall be binding upon and
               --------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as otherwise expressly provided in this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

         12.6 COMPLETE  AGREEMENT.  This  Agreement,  including the Exhibits and
              -------------------
Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, together with the Confidentiality Agreements referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter.
There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

         12.7  COUNTERPARTS.  This Agreement may be executed in counterparts all
               ------------
of which shall be considered one and the same agreement and each of which shall be deemed an original.

         12.8 SEVERABILITY. In the event that any one or more provisions of this
              ------------
Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

         12.9 GOVERNING LAW. This Agreement shall be governed by the laws of the
              -------------
State of Connecticut, without giving effect to conflicts of laws principles that would require the application of any other law.

         12.10  INTERPRETATION.  When a reference  is made in this  Agreement to
                --------------
Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

         12.11 SPECIFIC  PERFORMANCE.  The parties hereto agree that irreparable
               ---------------------
damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, NHSB, Connecticut Bancshares and SBM have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.



                                      THE NEW HAVEN SAVINGS BANK


                               By:   ___________________________________
                               Name: ___________________________________
                               Title:___________________________________


                                      CONNECTICUT BANCSHARES, INC.


                               By:   ____________________________________
                               Name: ____________________________________
                               Title:____________________________________


                                      THE SAVINGS BANK OF MANCHESTER


                               By:   ____________________________________
                               Name: ____________________________________
                               Title:____________________________________

                                    EXHIBIT A

                              [PLAN OF LIQUIDATION]


                AGREEMENT AND PLAN OF LIQUIDATION AND DISSOLUTION

         This Agreement and Plan of Liquidation and Dissolution ("Plan") made as of the ___ day of ______, 200_, between [____________________] ("NEWCO"), a
Delaware Corporation, and CONNECTICUT BANCSHARES, INC., a Delaware Corporation ("Subsidiary"), is for the purpose of effecting the liquidation and dissolution of Subsidiary in accordance with the provisions of Section 332 of the Internal Revenue Code of 1986, as amended, and the requirements of Chapter 10 of the Delaware General Corporation Law.

         NOW THEREFORE, the parties hereto hereby agree as follows:

1. NEWCO is the owner of all the issued and outstanding capital stock of Subsidiary.

2. NEWCO approves of and consents to the voluntary dissolution of Subsidiary pursuant to Chapter 10 of the Delaware General Corporation Law and authorizes the officers of Subsidiary to file a Certificate of Dissolution with the Secretary of State of Delaware.

3. After _________________, 200_, Subsidiary shall not perform business activities other than those required for the winding up of its affairs, preserving the value of its assets, and distributing all of its remaining assets, subject to all liabilities of Subsidiary, to NEWCO by appropriate instruments of transfer, in accordance with this Plan. The liquidation and dissolution is to be effected as promptly as possible and in no event later than __________________, 200_.

4. NEWCO shall assume and discharge all outstanding liabilities required to be satisfied by Subsidiary in connection with the Plan to the extent that Subsidiary does not have sufficient funds to satisfy such liabilities.

5. The directors and officers of Subsidiary shall cause to be executed and filed, a Certificate of Dissolution of Subsidiary in accordance with Chapter 10 of the Delaware General Corporation Law. In addition, the directors and officers of Subsidiary shall execute and file Treasury Department Form 966 within 30 days of adoption of this Plan and shall timely file all other tax returns, certificates, documents, and information required to be filed by reason of the complete liquidation and dissolution of Subsidiary.

6. The officers and directors of Subsidiary shall execute and consummate the Plan, and shall have power to adopt all resolutions, execute all documents, and file all papers, and take all action they deem necessary or desirable for the complete liquidation and dissolution of Subsidiary.



         IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Liquidation to be executed by their respective duly authorized officers, this _________ day of ___________, 200_.



                                     [NEWCO]


                                     By:__________________
                                        Name:
                                        Title:


                                     CONNECTICUT BANCSHARES, INC.


                                     By:__________________
                                        Name:
                                        Title:

                                    EXHIBIT B
                         [FORM OF BANK MERGER AGREEMENT]

                             ARTICLES OF COMBINATION
                                       AND
                              BANK MERGER AGREEMENT


                  These Articles of Combination and Bank Merger Agreement (this "Bank Merger Agreement") are made and entered into this ______ day of ___________, 2000 between The New Haven Savings Bank, a Connecticut chartered savings bank ("NHSB"), and The Savings Bank of Manchester, a Connecticut chartered savings bank ("SBM").

                                   WITNESSETH

                  WHEREAS,  NHSB,  SBM  and  Connecticut  Bancshares,   Inc.,  a
Delaware corporation ("Connecticut Bancshares") have entered into an Agreement and Plan of Merger, dated as of July __, 2003 (the "Agreement");

                  WHEREAS, pursuant to the Agreement, all of the outstanding capital stock of NHSB is now held by [________________________________________], a Delaware corporation ("NEWCO");

                  WHEREAS, pursuant to the Agreement, NEWCO has acquired Connecticut Bancshares through a merger of Connecticut Bancshares with and into a wholly owned subsidiary of NEWCO, with Connecticut Bancshares the surviving entity, all of the capital stock of which is held by NEWCO, and NHSB will acquire SBM through a merger of SBM with and into NHSB, with NHSB the surviving bank;

                  WHEREAS, NHSB has issued and outstanding [_____] shares of common stock, par value [_____] per share ("NHSB Common Stock"), and SBM has issued and outstanding [________] shares of common stock, par value [________] per share ("SBM Stock"), all of which is eligible to vote; and

                  WHEREAS, all of the issued and outstanding shares of NHSB Common Stock, and all of the issued and outstanding shares of SBM Stock have been voted in favor of the merger of SBM with and into NHSB.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, the parties hereto do mutually agree, intending to be legally bound, as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "BANK MERGER" shall refer to the merger of SBM with and into NHSB as provided in Section 2.1 of this Bank Merger Agreement.

         1.2 "BANKING COMMISSIONER" shall mean the Commissioner of Banking of the State of Connecticut.

         1.3 "EFFECTIVE TIME" shall mean the date and time at which the Bank Merger contemplated by this Bank Merger Agreement becomes effective as provided in Section 2.2 hereof.

         1.4      "MERGING BANKS" shall collectively refer to SBM and NHSB.

         1.5 "SOS" means the Connecticut Office of the Secretary of the State.

         1.6 "SURVIVING BANK" shall refer to NHSB as the surviving bank in the Bank Merger. The location of the main office will be in the City of New Haven, Connecticut.


                                    ARTICLE 2
                            TERMS OF THE BANK MERGER

         2.1      THE BANK MERGER

                  (a) Subject to the terms and conditions set forth in the Agreement at the Effective Time, SBM shall be merged with and into NHSB pursuant to Sections 36a-125 and 36a-126 of the Banking Law of Connecticut. NHSB shall be the Surviving Bank in the Bank Merger and shall continue to be regulated by the Banking Commissioner.

                  (b) As a result of the Bank Merger,

                           (i) each share of SBM Stock issued and outstanding prior to the Effective Time shall automatically be canceled and shall cease to exist as shares of capital stock of SBM or the Surviving Bank; and

                           (ii) the [_____] shares of NHSB Common Stock issued and outstanding immediately prior to the Effective Time shall constitute all of the issued and outstanding shares of the Surviving Bank.

                           (c)      The Bank  Merger  shall have the effects set
forth at Sections 36a-125 and 36a-126(a) of the Banking Law of Connecticut.

         2.2      EFFECTIVE TIME

                  The Bank Merger shall become effective as of the close of business on the date that this Bank Merger Agreement and Articles of Combination are filed with the SOS. The Bank Merger shall not be effective unless and until approved by the Banking Commissioner and all other "Governmental Entities" as contemplated by the Agreement.

         2.3      NAME OF THE SURVIVING BANK

         The name of the Surviving Bank shall be "[___________________]."

         2.4      CHARTER

                  On and after the Effective Time, the Certificate of Incorporation, as amended, of NHSB in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Bank, until further amended in accordance with applicable law.

         2.5      BYLAWS

                  On and after the Effective Time, the Bylaws, as amended, of NHSB in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank, until further amended in accordance with applicable law.

         2.6      DIRECTORS AND OFFICERS

                  On and after the Effective Time, the directors and officers of the Surviving Bank shall be the directors ( ) and officers of NHSB immediately prior to the Effective Time plus two new directors selected from SBM's Board of Directors, as provided in the Agreement. Pursuant to its Bylaws, the maximum number of NHSB directors is [FIFTEEN], the minimum number is [SIX]. The directors and officers of the Surviving Bank shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Bank.

         2.7      EFFECTS OF THE MERGER.

         Upon consummation of the Merger, and in addition to the effects under applicable law, including without limitation 12 U.S.C.ss.215a,

                  (i) all rights, franchises and interests of SBM in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of the mentally impaired, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by SBM immediately prior to the Effective Time; and

                  (ii) the Surviving Bank shall be liable for all liabilities of SBM, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of SBM shall be preserved unimpaired.


                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 AMENDMENTS. To the extent permitted by law, this Bank Merger Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

         3.2 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of SBM acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement and Plan of Merger, SBM and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of The Savings Bank of Manchester or otherwise to take any and all such action.

         3.3 SUCCESSORS. This Bank Merger Agreement shall be binding on the successors of NHSB and SBM.

         3.4 COUNTERPARTS. This Bank Merger Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and each of which shall be deemed to be an original, and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  In accordance with the procedures set forth in the Banking Law of the State of Connecticut and other applicable law, NHSB and SBM have caused this Bank Merger Agreement to be executed by their duly authorized representatives on the date indicated.


THE NEW HAVEN SAVINGS BANK

ATTEST:


By: ____________________________     By: _________________________________
Name:                                Name:  Payton R. Patterson
Title:                               Title: Chairman and Chief Executive Officer



The Board of Directors of The New Haven Savings Bank:



______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________                               ______________________

THE SAVINGS BANK OF MANCHESTER

ATTEST:


By: _______________________                   By: ______________________________
Name: _____________________                            Richard P. Meduski
Title:                                            Its: Chairman of the Board

The Board of Directors of The Savings Bank of Manchester:



______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________                               ______________________


______________________

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT


___________, 2003

New Haven Savings Bank
195 Church Street
New Haven, Connecticut 06510

Ladies and Gentlemen:

The undersigned is a director of Connecticut Bancshares, Inc. ("CONNECTICUT BANCSHARES") and is the beneficial holder of shares of common stock of Connecticut Bancshares ("CONNECTICUT BANCSHARES COMMON STOCK").

Connecticut Bancshares and New Haven Savings Bank ("NHSB") are considering the execution of an Agreement and Plan of Merger ("AGREEMENT") contemplating the merger of Connecticut Bancshares with and into a holding company to be formed by NHSB (referred to as "NEWCO"), with NEWCO as the surviving corporation of the merger (the "MERGER"), and the merger of The Savings Bank of Manchester with and into NHSB, with NHSB as the surviving corporation (the "BANK MERGER"), such execution being subject in the case of NHSB to the execution and delivery of this letter agreement ("LETTER AGREEMENT"). In consideration of the substantial expenses that NHSB will incur in connection with the transactions contemplated by the Agreement and in order to induce NHSB to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of Connecticut Bancshares and not in his or her capacity as a director of Connecticut Bancshares as follows:

1. The undersigned, while this Letter Agreement is in effect, shall vote or cause to be voted IN FAVOR OF the Agreement and the Merger all of the shares of Connecticut Bancshares Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this Letter Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise (the "SUBJECT SHARES"), at the special meeting of Connecticut Bancshares' shareholders to be called and held following the date hereof, to consider the Agreement, the Merger and the Bank Merger (the "SPECIAL MEETING"). The undersigned shall not sell, pledge, transfer or otherwise dispose of any Subject Shares, except as contemplated in any Termination and Release Agreement executed in connection with the Agreement. The Subject Shares owned by the undersigned as of the date of this Letter Agreement are identified on Annex I.

2. At the Special Meeting or at any adjournment thereof, or in any other circumstances in which the undersigned is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by NHSB, the undersigned shall vote or cause to be voted the Subject Shares AGAINST the following actions:

                  (i) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Connecticut Bancshares or SBM under the Agreement or of the undersigned hereunder; or

                  (ii) any action or agreement that could reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the Bank Merger, including, but not limited to: (A) the adoption by Connecticut Bancshares of any proposal or offer with respect to any of the following (other than the transactions contemplated by the Agreement) involving Connecticut Bancshares or any Connecticut Bancshares Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (B) after the Agreement and Merger have been approved by the shareholders of Connecticut Bancshares, any action to abandon the Agreement and Merger. The undersigned further agrees not to commit or agree to take any action inconsistent with the foregoing agreements.

3. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, NHSB shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

4. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this Letter Agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Connecticut Bancshares and shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director of Connecticut Bancshares.

5. This Letter Agreement shall automatically terminate if the Agreement is not entered into by the parties thereto or upon the earlier of (i) the Effective Time or (ii) the termination of the Agreement in accordance with its terms.

6. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.



         IN WITNESS WHEREOF, the undersigned has executed this Letter Agreement as of the date first above written.


                                    Very truly yours,



                                    ________________________________________
                                    Name: __________________________________


Accepted and agreed to as of the date first above written:


            THE NEW HAVEN SAVINGS BANK


By:      ___________________________________
Name:    ___________________________________
Title:   ___________________________________

                                     ANNEX I

                              SHAREHOLDER AGREEMENT



                         Shares of Connecticut Bancshares
                                  Common Stock
                               Beneficially Owned         Options on Connecticut
                                (exclusively of                 Bancshares
Name of Shareholder         unexercised stock options)         Common Stock
-------------------         -------------------------          ------------

                                   EXHIBIT D-1

                   [FORM OF TERMINATION AND RELEASE AGREEMENT]


                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement (this "Agreement") is entered into as of July 15, 2003 by and among ____________________ (the "Executive"), Connecticut Bancshares, Inc., a Delaware corporation ("Connecticut Bancshares"), The Savings Bank of Manchester, a Connecticut savings bank and a wholly-owned subsidiary of Connecticut Bancshares ("Manchester"), and The New Haven Savings Bank, a Connecticut mutual savings bank ("New Haven").

                                    RECITALS
                                    --------

         WHEREAS, New Haven, Connecticut Bancshares and Manchester have entered into an Agreement and Plan of Merger, dated as of July 15, 2003 (the "Merger Agreement"); and

         WHEREAS, Section 7.6.5 of the Merger Agreement provides that New Haven, Connecticut Bancshares, Manchester and the Executive shall enter into this Agreement which shall terminate (1) the Employment Agreement between the Executive, Connecticut Bancshares and Manchester dated March 1, 2000 (the "Bank Employment Agreement"), (2) the Employment Agreement between the Executive and Connecticut Bancshares dated March 1, 2000 (the "Company Employment Agreement"),
(3) the Manchester Supplemental Executive Retirement Plan, as amended and restated and dated January 1, 2000 (the "SERP"),1 and (4) the Supplemental Retirement Benefit Agreement between Manchester and the Executive dated September 9, 1997, as amended on October 21, 2002 (the "Supplemental Agreement"),2 as of the Effective Date of the Merger, and in lieu of any rights and payments under the Bank Employment Agreement, the Company Employment
Agreement, the SERP and the Supplemental Agreement, the Executive shall be entitled to the rights and payments set forth herein.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Connecticut Bancshares, Manchester and New Haven agree as follows


-------------------------
1    All references to SERP will be deleted for Mr. Somerville.
2. All references to the Supplemental Agreement will be deleted for Messrs. Anderson and Somerville.



                                      D1-1

         1. CERTAIN ACTIONS TO BE TAKEN OR NOT TAKEN IN 2003.
            ------------------------------------------------

         (a) The Executive hereby agrees to take the following actions between the date hereof and December 31, 2003, it being the intention of the parties hereto that all of such actions shall be fully effective and consummated no later than December 31, 2003:

         (i) exercise all vested non-qualified stock options granted to the Executive under Connecticut Bancshares' 2000 Stock-Based Incentive Plan (the "Incentive Plan"), including non-qualified stock options scheduled to vest prior to December 31, 2003;

        (ii) both (A) exercise all vested incentive stock options granted to the Executive under the Incentive Plan (including incentive stock options scheduled to vest prior to December 31, 2003) and (B) effect a sale of the shares of Connecticut Bancshares' common stock acquired upon such exercise in a manner that will constitute a "disqualifying disposition" of such shares for purposes of Section 421(b) of the Code; and

         (iii) refrain from exercising any stock options granted to the Executive under Connecticut Bancshares' 2002 Equity Compensation Plan (the "Compensation Plan").

         (b) Connecticut Bancshares and Manchester agree to take such actions as may be necessary or advisable by them in order to permit the Executive to take the actions set forth in Section 1(a) above and have them be fully effective and consummated no later than December 31, 2003, including without limitation promptly processing all exercises of stock options by the Executive under the Incentive Plan. Neither Connecticut Bancshares nor Manchester shall (i)
accelerated the vesting of any unvested restricted stock awards granted to the Executive under the Incentive Plan or the Compensation Plan, or (ii) accelerate payment of any cash bonus to which the Executive may be entitled to receive pursuant to Manchester's Bonus Plan for services rendered in 2003.

         2. ACKNOWLEDGEMENT OF PAYMENT, RELEASE AND WAIVER.
            ----------------------------------------------

         (a) On the Effective Date of the Merger, provided the Executive is still employed by Manchester immediately prior to such date and has taken all of the actions set forth in Section 1(a) hereof, Connecticut Bancshares and/or Manchester shall pay to the Executive an amount equal to (i)
__________________dollars  ($______),  subject  to  adjustment  as set  forth in
Section 2(b) below (the "Maximum Amount"), minus (ii) the Initial Present Value Amount (as defined in Section 3(c) below) of the welfare benefits to be provided to the Executive pursuant to Section 3(a) below, with applicable withholding taxes to be subtracted from the amount payable to the Executive. In consideration of such payment and the other provisions of this Agreement, the Executive, Connecticut Bancshares, Manchester and New Haven hereby agree that, except as provided in Section 4 below, the Bank Employment Agreement, the Company Employment




                                      D1-2

Agreement, the SERP and the Supplemental Agreement shall be terminated without any further action of any parties hereto, effective immediately prior to the Effective Date of the Merger.

         (b) If the payment pursuant to Section 2(a) hereof, either alone or together with other payments and benefits which the Executive has the right to receive from Connecticut Bancshares, Manchester or New Haven (but excluding amounts payable pursuant to the Noncompetition Agreement of even date being entered into between New Haven and the Executive), would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to the parachute payments associated with the accelerated vesting of stock options and restricted stock awards, then the amount payable by Connecticut Bancshares and/or Manchester pursuant to
Section  2(a)  hereof  shall be  reduced  by the  amount  which  is the  minimum necessary to result in no portion of the payment payable by Connecticut Bancshares and/or Manchester under Section 2(a) being non-deductible to Connecticut Bancshares and/or Manchester (or any successors thereto) pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Executive upon termination of the Executive's employment pursuant to Section 2(a) shall not exceed three times the Executive's "base amount," as that term is defined in
Section 280G(b)(3) of the Code, less one dollar. The determination of any reduction in the payment to be made pursuant to Section 2(a) shall be based upon an analysis prepared by Elias, Matz, Tiernan & Herrick L.L.P. ("EMTH") and paid for by New Haven. EMTH shall provide its analysis no later than five (5) days prior to the Effective Date of the Merger, and may use such actuaries as it may deem necessary or advisable for the purpose.

         (c) On the Effective Date of the Merger, Connecticut Bancshares and/or Manchester shall pay to the Executive a lump sum cash amount equal to his vested benefit under the SERP and his vested benefit under the Supplemental Agreement, provided that none of such amount is deemed to be a parachute payment under
Section 280G of the Code.

                  3.       PAYMENT OF WELFARE BENEFITS.
                           ---------------------------

         (a) For a period of thirty-six (36) full calendar months following the Effective Date of the Merger, New Haven agrees to cause to be continued life, health, dental and disability coverage pursuant to the policies offered to its employees for the Executive and any of his dependents covered by Connecticut Bancshares or Manchester immediately prior to the Effective Date of the Merger, except as set forth in Section 3(b) below. During such thirty-six (36) full calendar month period, the Executive shall continue to be responsible for paying the employee share of any premiums, copayments or deductibles. In the event the Executive's participation in any such plan or program is barred, New Haven shall arrange to provide the Executive and his dependents with benefits substantially similar to those which the Executive and his dependents would otherwise have received under such plans and programs from which their continued participation is barred or provide their economic equivalent.


                                      D1-3

         (b) In lieu of  receiving  one or more of the  coverages  specified  in
Section 3(a) above, the Executive may elect to receive a cash payment equal to the present value of the cost to New Haven of providing such coverage, in which event (i) Section 3(a) shall no longer require such coverage to be provided by New Haven, (ii) the cash payment in lieu of such coverage shall be included in the amount set forth in Section 2(a)(i) hereof, and (iii) the present value of such coverage shall not be included in the deduction specified in Section 2(a)(ii) hereof. If the Executive desires to receive a cash payment in lieu of receiving one or more of the coverages specified in Section 3(a) above, the Executive shall give written notice of such election to New Haven on or before December 31, 2003.

         (c) The value of the  benefits to be provided by New Haven  pursuant to
Section  3(a) above shall be  discounted  to present  value in  accordance  with
Section 280G of the Code, and an amount equal to 33% of such present value shall be added to the present value amount to cover anticipated premium increases over the 36 month period specified in Section 2(a) above. The present value calculations shall be based on the discount rates published by the Internal Revenue Service for the month in which the Effective Date of the Merger occurs. The aggregate present value of the coverages actually provided by New Haven pursuant to Section 3(a) hereof (excluding those coverages, if any, which the Executive has elected to receive a cash payment in lieu of such coverage), as determined as of the Effective Date of the Merger and as increased by the 33% factor set forth in the first sentence of this Section 3(c), is referred to herein as the "Initial Present Value Amount."

         (d) In the event the costs to New Haven of providing the benefits set forth in Section 3(a) (excluding those coverages, if any, which the Executive has elected to receive a cash payment in lieu of such coverage) increase due to increases in premiums or otherwise and the effect of such increase is to increase the present value of the benefits provided by New Haven above the Initial Present Value Amount (the "Adjusted Present Value Amount"), then the Executive shall elect to either reduce one or more of his insurance coverages or pay a higher share of the total premium cost so that the Adjusted Present Value Amount does not exceed the Initial Present Value Amount.

         4. AMENDMENTS TO THE EMPLOYMENT AGREEMENTS. Each of Section 5(c) of the
            ---------------------------------------
Bank Employment Agreement and Section 5(c) of the Company Employment Agreement is hereby amended, effective as of the date of this Agreement, by revising the second sentence of such section to read in its entirety as follows:

                           "In    determining    Executive's    average   annual
                  compensation, annual compensation shall include Base Salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, pension, profit sharing and employee stock ownership plan contributions or benefits (whether pursuant to a tax-qualified plan or a deferred compensation arrangement and whether or not taxable), severance payments, retirement benefits, director or committee fees and


                                      D1-4
                  fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, except that compensation in 2003 shall not include amounts related to (1) any granting or vesting of restricted stock awards after October 31, 2003, (2) the granting, vesting or exercise of stock options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto."

         5. AMENDMENTS TO THE SERP.  Section 4.01 of the SERP is hereby amended,
            ----------------------
effective as of the date of this Agreement, by adding Section 4.01(c) at the end of such Section to read in its entirety as follows:

                  "(c) Notwithstanding the foregoing, the Supplemental ESOP Benefit shall exclude compensation in 2003 related to (1) the granting or vesting of restricted stock awards after October 31, 2003, (2) the granting, vesting or exercise of stock options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto."

         Section 4.03 of the SERP is hereby amended, effective as of the date of this Agreement, by adding the following new paragraph at the end of such
Section:

         "Notwithstanding the foregoing, the Supplemental Pension Benefit shall exclude compensation in 2003 related to (1) the granting or vesting of restricted stock awards after October 31, 2003, (2) the granting, vesting or exercise of stock options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto. Consequently, the Change in Control provisions under the First Amendment to the SERP, as signed on October 21, 2002 and effective on January 1, 2002, shall be inapplicable in 2003."

         Section 4.04 of the SERP is hereby amended, effective as of the date of this Agreement, by adding Section 4.04(c) at the end of such Section to read in its entirety as follows:

         "(c) Notwithstanding the foregoing, the Supplemental Savings Benefit shall exclude compensation in 2003 related to (1) the granting or vesting of restricted stock awards after October 31, 2003, (2) the granting, vesting or exercise of stock



                                      D1-5
                  options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto."

         6.       AMENDMENT  TO THE  SUPPLEMENTAL  AGREEMENT.  Section  2 of the
                  ------------------------------------------
                  Supplemental Agreement is hereby amended, effective as of the date of this Agreement, by adding the following new paragraph at the end of such Section:

                  "Notwithstanding the foregoing, the amount of the supplemental pension benefit shall exclude compensation in 2003 related to (1) the granting or vesting of restricted stock awards after October 31, 2003,
         (2) the granting, vesting or exercise of stock options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto. Consequently, the Change in Control provisions under the First Amendment to the Supplemental Agreement, dated October 21, 2002, shall be inapplicable in 2003."

         7.       RELEASES.
                  --------
                  (a) Upon payment of the amounts set forth in Sections 2(a) (as such amount may be adjusted pursuant to Section 2(b) hereof) and Section 2(d) hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge Connecticut Bancshares, Manchester and their successors from any obligation under the Bank Employment Agreement, the Company Employment Agreement, the SERP and the Supplemental Agreement, provided that, notwithstanding the foregoing, the Executive does not hereby release Connecticut Bancshares, Manchester and their successors from any obligation to the Executive under Sections 5(h), (i) and (j) of the Bank
Employment Agreement and the Company Employment Agreement with respect to payments by them to the Executive (except as set forth in Section 2(b) hereof), which the parties hereto agree shall remain in full force and effect. The obligations of New Haven to provide benefits pursuant to Section 3 above shall continue for the period specified therein.

                  (b) For and in consideration of the commitments made herein by the Executive, each of Connecticut Bancshares and Manchester for itself, and for its successors and assigns, does hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any obligation under the Bank Employment Agreement and the Company Employment Agreement, provided that, notwithstanding the foregoing, Connecticut Bancshares and Manchester (and their successors) do not hereby release the Executive from any obligation under Sections 5(j), 9 and 10(b) of the Bank Employment Agreement and the Company Employment Agreement.


                                      D1-6

         8. GENERAL.
            -------

         (A) HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be
             -----------------------------
binding upon the parties hereto and their respective heirs, successors and assigns.

         (B) FINAL AGREEMENT. This Agreement represents the entire understanding
             ---------------
of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

         (C) GOVERNING  LAW.  This  Agreement  shall be construed,  enforced and
             --------------
interpreted in accordance with and governed by the laws of the State of Connecticut, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

         (D) DEFINED TERMS. Any capitalized  terms not defined in this Agreement
             -------------
shall have as their meaning the definitions contained in the Merger Agreement.

         (E) VOLUNTARY ACTION AND WAIVER. The Executive acknowledges that by his
             ---------------------------
free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

         9.  EFFECTIVENESS.  Notwithstanding  anything to the contrary contained
             -------------
herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.


                            [SIGNATURE PAGE FOLLOWS]




                                      D1-7

         IN WITNESS WHEREOF, Connecticut Bancshares, Manchester and New Haven have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

WITNESS:                                 EXECUTIVE:


________________________________         ____________________________________
Name: __________________________         Name: ______________________________
                                         Title: _____________________________

ATTEST:                                  CONNECTICUT BANCSHARES, INC.



______________________________           By:_______________________________
Name:_________________________           Name: ____________________________
                                         Title: ___________________________


ATTEST:                                  THE SAVINGS BANK OF
                                           MANCHESTER



______________________________           By:_______________________________
Name:_________________________           Name: ____________________________
                                         Title: ___________________________





                                      D1-8

ATTEST:                                       THE NEW HAVEN SAVINGS BANK



______________________________                By:_______________________________
Name: ________________________                Name: Peyton R. Patterson
                                              Title: Chairman, President and CEO





                                      D1-9

                                   EXHIBIT D-2

                   [FORM OF TERMINATION AND RELEASE AGREEMENT]


                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement (this "Agreement") is entered into as of July 15, 2003 by and among ____________________ (the "Executive"), Connecticut Bancshares, Inc., a Delaware corporation ("Connecticut Bancshares"), The Savings Bank of Manchester, a Connecticut savings bank and a wholly-owned subsidiary of Connecticut Bancshares ("Manchester"), and The New Haven Savings Bank, a Connecticut mutual savings bank ("New Haven").

                                    RECITALS
                                    --------

         WHEREAS, New Haven, Connecticut Bancshares and Manchester have entered into an Agreement and Plan of Merger, dated as of July 15, 2003 (the "Merger Agreement"); and

         WHEREAS, Section 7.6.5 of the Merger Agreement provides that New Haven, Connecticut Bancshares, Manchester and the Executive shall enter into this Agreement which shall terminate the Change in Control Agreement between the Executive, Connecticut Bancshares and Manchester dated ___________, ____ (the "Control Agreement") as of the Effective Date of the Merger, and in lieu of any rights and payments under said Control Agreement, the Executive shall be entitled to the rights and payments set forth herein.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Connecticut Bancshares, Manchester and New Haven agree as follows:

         1. CERTAIN ACTIONS TO BE TAKEN IN 2003.
            -----------------------------------

         (a) The Executive hereby agrees to take the following actions between the date hereof and December 31, 2003, it being the intention of the parties hereto that all of such actions shall be fully effective and consummated no later than December 31, 2003:

         (i) exercise all vested non-qualified stock options granted to the Executive under Connecticut Bancshares' 2000 Stock-Based Incentive Plan (the "Incentive Plan") and 2002 Equity Compensation Plan (the "Compensation Plan"), including non-qualified stock options scheduled to vest prior to December 31, 2003 (i.e., all vested non-qualified options under either plan to be exercised);



                                      D2-1

         (ii) both (A) exercise all vested incentive stock options granted to the Executive under the Incentive Plan and/or the Compensation Plan (including incentive stock options scheduled to vest prior to December 31, 2003) and (B) effect a sale of all of the shares of Connecticut Bancshares' common stock acquired upon such exercise (including shares acquired upon the exercise of incentive stock options in 2003 prior to the date of this Agreement if such shares have not been sold prior to the date hereof) in a manner that will constitute a "disqualifying disposition" of such shares for purposes of Section 421(b) of the Code (i.e., all vested incentive options under either plan to be exercised, with the underlying shares sold);

         (iii) agree to the accelerated vesting as of December 31, 2003 of all then unvested restricted stock awards granted to the Executive under the Incentive Plan and/or the Compensation Plan (i.e., all unvested restricted stock awards under either plan to be accelerated); and

         (iv) accept payment on December 31, 2003 of any cash bonus to which the Executive may be entitled to receive pursuant to Manchester's Bonus Plan for services rendered in 2003 and which otherwise would be payable in the ordinary course by Manchester to the Executive in 2004.

         (b) Connecticut Bancshares and Manchester agree to take such actions as may be necessary or advisable by them in order to permit the Executive to take the actions set forth in Section 1(a) above and have them be fully effective and consummated no later than December 31, 2003, including without limitation (i) promptly processing all exercises of stock options by the Executive under the Incentive Plan and/or the Compensation Plan, (ii) accelerating to December 31,
2003 the vesting of all then unvested restricted stock awards granted to the Executive under the Incentive Plan and/or the Compensation Plan, and (iii) accelerating the payment of any cash bonus to which the Executive may be entitled to receive pursuant to Manchester's Bonus Plan for services rendered in 2003 to December 31, 2003.

         2. ACKNOWLEDGEMENT OF PAYMENT, RELEASE AND WAIVER.
            ----------------------------------------------

         (a) On the Effective Date of the Merger, provided the Executive is still employed by Manchester immediately prior to such date and has taken all of the actions set forth in Section 1(a) hereof, Connecticut Bancshares and/or Manchester shall pay to the Executive an amount equal to (i)
__________________dollars  ($______),  subject  to  adjustment  as set  forth in
Section 2(b) below (the "Maximum Amount"), minus (ii) the Initial Present Value Amount (as defined in Section 3(c) below) of the welfare benefits to be provided to the Executive pursuant to Section 3(a) below, with applicable withholding taxes to be subtracted from the amount payable to the Executive. In consideration of such payment, the Executive, Connecticut Bancshares, Manchester and New Haven hereby agree that, except as provided in Section 4 below, the Control Agreement shall be terminated without any further action of any parties hereto, effective immediately prior to the Effective Date of the Merger.


                                      D2-2

         (b) If the payment pursuant to Section 2(a) hereof, either alone or together with other payments and benefits which the Executive has the right to receive from Connecticut Bancshares, Manchester or New Haven, would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to the parachute payments associated with the accelerated vesting of stock options and restricted stock awards, then the amount payable by Connecticut Bancshares and/or Manchester pursuant to Section 2(a) hereof shall be reduced by the amount which is the minimum necessary to result in no portion of the payment payable by Connecticut Bancshares and/or Manchester under Section 2(a) being non-deductible to Connecticut Bancshares and/or Manchester (or any successors thereto) pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Executive upon termination of the Executive's employment pursuant to Section 2(a) shall not exceed three times the Executive's "base amount," as that term is defined in
Section 280G(b)(3) of the Code, less one dollar. The determination of any reduction in the payment to be made pursuant to Section 2(a) shall be based upon an analysis prepared by Elias, Matz, Tiernan & Herrick L.L.P. ("EMTH") and paid for by New Haven. EMTH shall provide its analysis no later than five (5) days prior to the Effective Date of the Merger, and may use such actuaries as it may deem necessary or advisable for the purpose.

                  3.       PAYMENT OF WELFARE BENEFITS.
                           ---------------------------

         (a) For a period of thirty-six (36) full calendar months following the Effective Date of the Merger, New Haven agrees to cause to be continued life, medical and disability coverage pursuant to the policies offered to its employees for the Executive and any of the Executive's dependents covered by Connecticut Bancshares or Manchester immediately prior to the Effective Date of the Merger, except as set forth in Section 3(b) below. During such thirty-six
(36) full calendar month period, the Executive shall continue to be responsible for paying the employee share of any premiums, copayments or deductibles. In the event the Executive's participation in any such plan or program is barred, New Haven shall arrange to provide the Executive and the Executive's covered dependents with benefits similar to those which the Executive and the Executive's covered dependents would otherwise have received under such plans and programs from which their continued participation is barred or provide their economic equivalent.

         (b) In lieu of  receiving  one or more of the  coverages  specified  in
Section 3(a) above, the Executive may elect to receive a cash payment equal to the present value of the cost to New Haven of providing such coverage, in which event (i) Section 3(a) shall no longer require such coverage to be provided by New Haven, (ii) the cash payment in lieu of such coverage shall be included in the amount set forth in Section 2(a)(i) hereof, and (iii) the present value of such coverage shall not be included in the deduction specified in Section 2(a)(ii) hereof. If the Executive desires to receive a cash payment in lieu of receiving one or more of the coverages specified in Section 3(a) above, the Executive shall give written notice of such election to New Haven on or before December 31, 2003.




                                      D2-3

         (c) The value of the  benefits to be provided by New Haven  pursuant to
Section  3(a) above shall be  discounted  to present  value in  accordance  with
Section 280G of the Code, and an amount equal to 33% of such present value shall be added to the present value amount to cover anticipated premium increases over the 36 month period specified in Section 3(a) above. The present value calculations shall be based on the discount rates published by the Internal Revenue Service for the month in which the Effective Date of the Merger occurs. The aggregate present value of the coverages actually provided by New Haven pursuant to Section 3(a) hereof (excluding those coverages, if any, which the Executive has elected to receive a cash payment in lieu of such coverage), as determined as of the Effective Date of the Merger and as increased by the 33% factor set forth in the first sentence of this Section 3(c), is referred to herein as the "Initial Present Value Amount."

         (d) In the event the costs to New Haven of providing the benefits set forth in Section 3(a) (excluding those coverages, if any, which the Executive has elected to receive a cash payment in lieu of such coverage) increase due to increases in premiums or otherwise and the effect of such increase is to increase the present value of the benefits provided by New Haven above the Initial Present Value Amount (the "Adjusted Present Value Amount"), then the Executive shall elect to either reduce one or more of his insurance coverages or pay a higher share of the total premium cost so that the Adjusted Present Value Amount does not exceed the Initial Present Value Amount.

         4.  AMENDMENT  TO THE CONTROL  AGREEMENT.  Section  3(a) of the Control
             ------------------------------------
Agreement is hereby amended, effective as of the date of this Agreement, by revising the second sentence of such section to read in its entirety as follows:

                           "Such average annual  compensation shall include base
                  salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, pension and profit sharing plan contributions or benefits (whether or not taxable), severance payments, retirement benefits, and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, except that compensation in 2003 shall not include amounts related to
                  (1) the granting or vesting of restricted stock awards after October 31, 2003, (2) the granting, vesting or exercise of stock options, (3) the income resulting from the disqualifying disposition of shares received upon the exercise of incentive stock options, (4) any payment to the Executive in 2003 of a bonus for services rendered in 2003, or (5) any other income (whether taxable or not) not included in the amounts shown under "Severance Calculation" on Exhibit 1 attached hereto."

         5.  RELEASES.  Upon  payment of the  amount  set forth in Section  2(a)
             --------
hereof, as such amount may be adjusted pursuant to Section 2(b) hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge Connecticut



                                      D2-4

Bancshares, Manchester and their successors from any obligation under the Control Agreement. The obligations of New Haven to provide benefits pursuant to
Section 3 above shall continue for the period specified therein.

         6. GENERAL.
            -------

         (A) HEIRS, SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be
             -----------------------------
binding upon the parties hereto and their respective heirs, successors and assigns.

         (B) FINAL AGREEMENT. This Agreement represents the entire understanding
             ---------------
of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

         (C) GOVERNING  LAW.  This  Agreement  shall be construed,  enforced and
             --------------
interpreted in accordance with and governed by the laws of the State of Connecticut, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

         (D) DEFINED TERMS. Any capitalized  terms not defined in this Agreement
             -------------
shall have as their meaning the definitions contained in the Merger Agreement.

         (E) VOLUNTARY ACTION AND WAIVER. The Executive acknowledges that by his
             ---------------------------
or her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The
Executive acknowledges that he or she has been advised to consult with an attorney prior to executing this Agreement.

         6.  EFFECTIVENESS.  Notwithstanding  anything to the contrary contained
             -------------
herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.


                            [SIGNATURE PAGE FOLLOWS]




                                      D2-5

         IN WITNESS WHEREOF, Connecticut Bancshares, Manchester and New Haven have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

WITNESS:                                    EXECUTIVE:


___________________________________         ____________________________________

Name: _____________________________         Name: ______________________________
                                            Title: _____________________________

ATTEST:                                     CONNECTICUT BANCSHARES, INC.


___________________________________         ____________________________________

Name: _____________________________         Name: ______________________________
                                            Title: _____________________________


ATTEST:                                     THE SAVINGS BANK OF
                                              MANCHESTER


___________________________________         ____________________________________

Name: _____________________________         Name: ______________________________
                                            Title: _____________________________


ATTEST:                                     THE NEW HAVEN SAVINGS BANK



______________________________              By:_________________________________
Name: ________________________              Name: Peyton R. Patterson
                                            Title: Chairman, President and CEO




                                      D2-6

                                    EXHIBIT E

                       [FORM OF NONCOMPETITION AGREEMENT]

                            NONCOMPETITION AGREEMENT


         This Agreement (this "Agreement") is entered into as of July 15, 2003, by and between The New Haven Savings Bank, a Connecticut-chartered mutual savings bank ("New Haven"), and ___________________ (the "Executive"), _________
of Connecticut Bancshares, Inc., a Delaware corporation ("Connecticut Bancshares"), and _______________________ [LIST TITLES] of The Savings Bank of Manchester, a Connecticut savings bank and a wholly-owned subsidiary of Connecticut Bancshares ("Manchester").

                                    RECITALS:

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 15, 2003 (the "Merger Agreement"), by and among New Haven, Connecticut Bancshares and Manchester, the following will occur (except as contemplated by Section 2.9 of the Merger Agreement): (i) New Haven will convert to a stock bank/stock holding company form of organization and in connection therewith will form a new Delaware corporation ("NEWCO"),which shall become the parent holding company of New Haven; (ii) NEWCO will form an interim subsidiary as a Delaware corporation ("Interim"), and Connecticut Bancshares will merge with and into Interim (the "Merger"), with Connecticut Bancshares being the surviving entity (the "Interim Surviving Corporation"); and (iii) immediately following the Merger, Manchester will merge with and into New Haven, with New Haven being the surviving entity (the "Bank Merger") (the Merger and the Bank Merger are collectively referred to herein as the "Mergers");

         WHEREAS, the Executive is the _________ and  _______________________ of
Connecticut Bancshares and Manchester and as a result of the Mergers will no longer hold such positions; and

         WHEREAS, the parties hereto recognize and acknowledge the interest of New Haven in protecting the business and goodwill associated with Connecticut
Bancshares, Manchester and New Haven following the Mergers by having the Executive enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Any capitalized terms not defined in this Agreement shall have as their meanings the definitions contained in the Merger Agreement.

         2. The Executive agrees that during the ___-month period following the Effective Date of the Merger, the Executive will not, directly or indirectly,
(i) become a director, officer,




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



employee, shareholder, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in any of Fairfield, Hartford, Litchfield, Middlesex, New Haven, New London, Tolland or Windham Counties in the State of Connecticut or Kent, Providence or Washington Counties in the State of Rhode Island (collectively, the "Counties" and individually a "County") or in the New York, New York Primary Metropolitan Statistical Area ("PMSA"), or any other entity whose business in the aforesaid Counties or PMSA materially competes with the depository, lending or other business activities of New Haven or its subsidiaries or affiliates (in each case, a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of New Haven or any of its subsidiaries to leave the employment of such entities, or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of New Haven or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with New Haven or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between New Haven or its subsidiaries and any such customers.

         3. In consideration of the obligations and commitments of the Executive under this Agreement, New Haven shall pay to the Executive an amount equal to ____________________ dollars ($_______) on the Effective Date of the Merger, with applicable withholding taxes to be subtracted from such amount.

         4. Notwithstanding any other provision hereof, the Executive agrees to treat as confidential all information (excluding, however, information contained in publicly available reports filed by New Haven or any parent holding company with any governmental entity and information published or disclosed to the public by a third party) concerning the records, properties, books, contracts, commitments and affairs of New Haven and/or its subsidiaries and affiliates, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers (their identities, preferences, likes and dislikes) and other information of a similar nature not available to the public.

         5. The term of this Agreement shall expire _______ months after the Effective Date of the Merger.

         6. No rights under this Agreement shall be assignable nor duties delegable by either party, except that New Haven may assign any of its rights hereunder to any acquiror of all or substantially all of the assets of New Haven. This Agreement will inure to the benefit of and be binding upon any successor to New Haven by merger or consolidation or any other change in form or any other person or firm or entity to which all or substantially all of the assets and business of New Haven may be sold or otherwise transferred. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and permitted transferees, any rights or remedies under or by reason of this Agreement unless expressly so stated to the contrary.

         7. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Connecticut, without reference to its principles of conflict of laws, except to the extent that federal law shall be deemed to preempt such state laws.

         8. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of the Agreement. The covenants in Section 2 of this Agreement with respect to the Counties and the PMSA shall be deemed to be separate covenants with respect to each County and PMSA, and should any court of competent jurisdiction conclude or find that this Agreement or any portion is not enforceable with respect to any of the Counties or PMSA, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to any other County or PMSA. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify as necessary the invalid or unenforceable provisions to alter the balance of this Agreement in order to render the same valid and enforceable.

         9. The Executive acknowledges that New Haven would not have entered into the Merger Agreement or intend to consummate the Mergers unless the Executive had, among other things, entered into this Agreement. Any breach of this Agreement will result in irreparable damage to New Haven for which New Haven will not have an adequate remedy at law. In addition to any other remedies and damages available to New Haven, the Executive further acknowledges that New Haven shall be entitled to injunctive relief hereunder to enjoin any breach of this Agreement, and the parties hereby consent to an injunction in favor of New Haven by any court of competent jurisdiction, without prejudice to any other right or remedy to which New Haven may be entitled. The Executive represents and acknowledges that, in light of his experience and capabilities, the Executive can obtain employment with other than a Competing Business or in a business engaged in other lines and/or of a different nature than those engaged in by New Haven or its subsidiaries or affiliates, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. In the event of a breach of this Agreement by the Executive, the Executive acknowledges that in addition to or in lieu of New Haven seeking injunctive relief, New Haven may also seek to recoup any or all amounts paid by New Haven to the Executive pursuant to Section 3 hereof. Each of the remedies available to New Haven in the event of a breach by the Executive shall be cumulative and not mutually exclusive.

         10. If an action is instituted to enforce any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its, her or his reasonable attorneys' fees and costs.

         11. Notwithstanding anything to the contrary contained in this Agreement, the effectiveness of this Agreement shall be subject to consummation of the Mergers in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

         IN WITNESS WHEREOF, New Haven has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, effective as of the date first above written.


WITNESS:                                    EXECUTIVE:


_________________________________           ____________________________________
Name:
_________________________________           Name:  _____________________________
                                            Title: _____________________________


ATTEST:                                     THE NEW HAVEN SAVINGS BANK


________________________________            By:________________________________
Name:___________________________            Name: Peyton R. Patterson
                                            Title: Chairman, President and CEO